Exhibit 4.1

EXECUTION VERSION

__________________________________________________

OWENS-BROCKWAY GLASS CONTAINER INC.

Issuer

and

The Guarantors set forth in Annex A attached hereto

INDENTURE

dated as of August 24, 2015

U.S. Bank National Association

Trustee

__________________________________________________

ANNEXES

Annex A Guarantors

Annex B Escrow Agreement

EXHIBITS

Exhibit A-1	Form of Certificate of Transfer (2023 Notes)
Exhibit A-2	Form of Certificate of Transfer (2025 Notes)
Exhibit B-1	Form of Certificate of Exchange (2023 Notes)

Exhibit B-2	Form of Certificate of Exchange (2025 Notes)
Exhibit C	Form of Guarantee
Exhibit D-1	Form of 2023 Note
Exhibit D-2	Form of 2025 Note
Exhibit E	Form of Supplemental Indenture

INDENTURE dated as of August 24, 2015 among Owens-Brockway Glass Container Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance by the Company of (i) $700,000,000 aggregate principal amount of 5.875% Senior Notes due 2023 issued on the date hereof (the “Initial 2023 Notes”), on the terms set forth herein, and (ii) $300,000,000 aggregate principal amount of 6.375% Senior Notes due 2025 issued on the date hereof (the “Initial 2025 Notes” and, together with the Initial 2023 Notes, the “Initial Notes”), on the terms set forth herein.

Each Guarantor has duly authorized its Guarantee of the Initial Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Initial Notes and any Additional Notes that are actually issued:

ARTICLE 1.

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01. Certain Definitions.

“144A Global 2023 Security or Securities” means any Global 2023 Security bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2023 Notes sold in reliance on Rule 144A.

“144A Global 2025 Security or Securities” means any Global 2025 Security bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2025 Notes sold in reliance on Rule 144A.

“144A Global Securities” means, collectively, the 144A Global 2023 Securities and the 144A Global 2025 Securities.

“2023 Notes” means, collectively, the Initial 2023 Notes and any 2023 Additional Notes.

“2025 Notes” means, collectively, the Initial 2025 Notes and any 2025 Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent, authenticating agent or co-Registrar, including any Agent performing one or more of such roles.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any duly authorized committee thereof; (2) with respect to a partnership, the Board of Directors of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Days” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, New York or Toledo, Ohio are authorized or obligated by law or executive order to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means: (1) United States dollars, pounds sterling, euros, or the national currency of any member state in the European Union as of the date of the Indenture; (2) securities issued or directly and fully guaranteed or insured by the United States government, or the government of Switzerland, or any country that is a member of the European Union as of the date of the Indenture or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof) in each case maturing not more than two years from the date of acquisition; (3) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s; (4) certificates of deposit, time deposits, euro time deposits, overnight bank deposits or bankers’ acceptances having maturities of one year or less from the date of acquisition thereof, and overnight bank deposits, in each case, with any lender under the Credit Agreement or any domestic commercial bank having capital and surplus of not less than $250.0 million; (5) repurchase and reverse repurchase obligations for underlying securities of the types described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year from the date of creation thereof; (7) Indebtedness or preferred stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Rating Agency) with maturities of 12 months or less from the date of acquisition; (8) bills of exchange issued in the United States or Switzerland, or any country that is a member of the European Union as of the date of the Indenture eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and (9) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the types specified in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following: (1) OI Inc. or OI Group becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of OI Inc.; or (2) the first day on which OI Inc. fails to own, either directly or indirectly through one or more Wholly Owned Restricted Subsidiaries, 100% of the issued and outstanding Equity Interests of OI Group.

“Clearstream” means Clearstream Banking, S.A.

“Collateral Documents” means, collectively, the Intercreditor Agreement, the Pledge Agreement and the Security Agreement, each as in effect on the Issue Date and as amended, amended and restated, modified, renewed, replaced or otherwise restructured from time to time (whether with the original administrative agent or collateral agents, as applicable, or another agent or agents).

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such above until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Company Existing Notes” means the Company’s 7.375% Senior Notes due 2016, 5.00% Senior Notes due 2022 and 5.375% Senior Notes due 2025.

“Corporate Trust Office” shall mean the corporate trust office of the Trustee, which shall initially be U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C St. Paul, MN 55107-1419, Attn:  Corporate Trust Administration — Owens-Brockway Glass Container Inc. and such office of the Trustee located in the Borough of Manhattan, the City of New York or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of April 22, 2015, by and among the Borrowers named therein, OI Group, Deutsche Bank AG, New York Branch, as Administrative Agent, and the Arrangers named therein, the other Agents and the Lenders named therein or party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced, substituted or refinanced or otherwise restructured (including but not limited to, the inclusion of additional borrowers thereunder and increasing the amount of available borrowings thereunder) from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive 2023 Security” means a certificated 2023 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, except that such Note shall not bear the Global Security Legend and shall not have a “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Definitive 2025 Security” means a certificated 2025 Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, except that such Note shall not bear the Global Security Legend and shall not have a “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Definitive Securities” means, collectively, the Definitive 2023 Securities and the Definitive 2025 Securities.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Notes by the Company, which Depositary shall be a clearing agency registered under the Exchange Act.

“Domestic Subsidiary” means any Restricted Subsidiary of OI Group other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA Legend” means the legend set forth in Section 2.06(f)(iv) to be placed on all Notes issued under this Indenture.

“Escrow Account” has the meaning set forth in the Escrow Agreement.

“Escrow Agent” means Deutsche Bank National Trust Company, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated as of the Issue Date, between the Company and the Escrow Agent, attached as Annex B hereto, and as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrowed Funds” has the meaning set forth in the Escrow Agreement.

“Escrow Release Date” has the meaning set forth in the Escrow Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Senior Notes” means the Company Existing Notes and the OIEG Existing Senior Notes.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means any Restricted Subsidiary of OI Group which is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date, provided that at any date after the Issue Date, the Company may by written notice to the Trustee make an election to establish that GAAP means GAAP as in effect on a date that is after the Issue Date and on or prior to the date of such election.

“Global 2023 Security” means a 2023 Note issued to evidence all or a part of the 2023 Notes that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Sections 2.01, 2.02, 2.06(d) or 2.06(g), which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“Global 2025 Security” means a 2025 Note issued to evidence all or a part of the 2025 Notes that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and pursuant to Sections 2.01, 2.02, 2.06(d) or 2.06(g), which shall be registered as to principal and interest in the name of such Depositary or its nominee.

“Global Security” means, collectively, the Global 2023 Securities and the Global 2025 Securities.

“Global Security Legend” means the legend set forth in Section 2.06(f)(ii) which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means: (1) OI Group; (2) each direct or indirect Domestic Subsidiary of OI Group (other than the Company) that guarantees the Credit Agreement as of the Issue Date; and (3) each future direct or indirect Domestic Subsidiary of OI Group that guarantees the Credit Agreement or is otherwise required to Guarantee the Notes pursuant to the Indenture and, in each case, executes a Guarantee of the Notes in accordance with the provisions of this Indenture; and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates; (2) currency exchange swap agreements, currency exchange cap agreements, currency exchange collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in currency values; and (3) commodity swap agreements, commodity cap agreements, commodity collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) banker’s acceptances; (4) representing Capital Lease Obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued liability or trade payable; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes the lesser of the Fair Market Value on the date of incurrence of any asset of the specified Person subject to a Lien securing the Indebtedness of others and the amount of such Indebtedness secured and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP, any asset retirement obligations, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or any obligations in respect of workers’ compensation claims, early retirement settlement or termination obligations, pension fund obligations or contributions to similar claims or obligations. For the avoidance of doubt and notwithstanding the above, the term ‘‘Indebtedness’’ excludes (1) any accrued expenses and trade payables and (2) any letter of credit or analogous instrument to the extent it has not been drawn upon.

The amount of any Indebtedness outstanding as of any date shall be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial 2023 Notes” has the meaning set forth in the recitals hereto.

“Initial 2025 Notes” has the meaning set forth in the recitals hereto.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intercreditor Agreement” means the Third Amended and Restated Intercreditor Agreement, dated as of May 19, 2011, by and among Deutsche Bank AG, New York Branch, as administrative agent for the lenders party to the Credit Agreement, Deutsche Bank AG, New York Branch, as collateral agent and any other parties thereto, as amended, amended and restated, replaced or otherwise modified from time to time.

“Issue Date” means August 24, 2015.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

“Maturity” when used with respect to any Note, means the date on which the Principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Tangible Assets” means Tangible Assets minus all current liabilities of OI Group and its Restricted Subsidiaries reflected on the most recent balance sheet of OI Group (excluding any current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means, collectively, the Initial Notes and any Additional Notes.

“Offering Memorandum” means the Offering Memorandum, dated August 11, 2015, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive or Senior Vice President, any Vice-President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or any Assistant Secretary of OI Group or the Company, as the case may be.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the principal accounting officer of OI Group or the Company, as the case may be.

“OI Group” means Owens-Illinois Group, Inc., a Delaware corporation.

“OI Inc.” means Owens-Illinois, Inc., a Delaware corporation.

“OI Inc. 2018 Debentures” means OI Inc.’s $250.0 million aggregate principal amount of 7.80% Senior Debentures due 2018.

“OIEG” means OI European Group B.V., and its successors and assigns.

“OIEG Existing Senior Notes” means OIEG’s 6.75% Senior Notes due 2020 and its 4.875% Senior Notes due 2021.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Permitted Liens” means: (1) Liens arising under the Collateral Documents other than Liens securing the OI Inc. 2018 Debentures on the Issue Date; (2) Liens incurred after the Issue Date on the assets (including shares of Capital Stock and Indebtedness) of OI Group or any Restricted Subsidiary of OI Group; provided, however, that the aggregate amount of Indebtedness at any time outstanding secured by such Liens pursuant to clause (1) above and this clause (2) shall not exceed the sum of $5.5 billion plus 50% of Tangible Assets acquired by OI Group or any Restricted Subsidiary of OI Group after the Issue Date; (3) Liens in favor of OI Group or any Restricted Subsidiary of OI Group; (4) Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with OI Group or any Restricted Subsidiary of OI Group; provided that such Liens were not incurred in connection with or in contemplation of such merger or consolidation and extend only to the assets of the Person merged into or consolidated with OI Group or the Restricted Subsidiary; (5) Liens on property or shares of Capital Stock existing at the time of acquisition thereof by OI Group or any Restricted Subsidiary of OI Group, provided that such Liens were not incurred in connection with or in contemplation of such acquisition and do not extend to any property other than the property so acquired by OI Group or the Restricted Subsidiary; (6) Liens on property or shares of capital stock of any Foreign Subsidiary, including shares of capital stock of any Foreign Subsidiary owned by a Domestic Subsidiary, to secure Indebtedness of a Foreign Subsidiary; (7) Liens (including extensions and renewals thereof) upon real or personal (whether tangible or intangible) property acquired after the Issue Date, provided that such Lien is created solely for the purpose of securing Indebtedness incurred to finance all or any part of the purchase price or cost of construction or improvement of property, plant or equipment subject thereto and such Lien is created prior to, at the time of or within 12 months after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition, the completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a “substantial improvement”) or (b) the commencement of full operation of such property, plant or equipment after the acquisition or completion of any such construction or substantial improvement, or to refinance any such Indebtedness previously so secured; (8) Liens to secure Indebtedness under any Capital Lease Obligation, other than any Capital Lease Obligation resulting from any Sale and Leaseback Transaction (unless the Sale and Leaseback Transaction is not subject to the limitation in Section 4.10(a) pursuant to Section 4.10(b)), and Liens arising from the interest or title of a lessor under any Capital Lease Obligation; (9) Liens encumbering customary initial deposits and margin deposits; (10) Liens securing Indebtedness under or in respect of Hedging Obligations; (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business of OI Group and its Restricted Subsidiaries; (12) Liens on or sales of receivables and customary cash reserves established in connection therewith; (13) Liens securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods; (14) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (15) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, or Liens over cash accounts securing cash management services (including overdrafts), to implement cash pooling arrangements or to cash-collateralize letters of credit; (16) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and (17) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means the Fourth Amended and Restated Pledge Agreement, dated as of April 22, 2015, by and among OI Group, OI Packaging and Deutsche Bank AG, New York Branch, as collateral agent, as amended, amended and restated, replaced or otherwise modified from time to time.

“Principal” of a Note means the principal amount due on the Maturity of the Note plus the premium, if any, on the Note.

“Principal Property” means any manufacturing plant or manufacturing facility owned (excluding any equipment or personalty located therein) by OI Group or any of its Restricted Subsidiaries located within the continental United States that has a net book value in excess of 1.5% of Net Tangible Assets. For purposes of this definition, net book value will be measured at the time the relevant Sale and Leaseback Transaction is entered into.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means any of: (1) S&P; (2) Moody’s; or (3) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be, and, in each case, any successors thereto.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global 2023 Security or Securities” means any Global 2023 Security bearing the Global Security Legend, the Private Placement Legend and the Regulation S Legend and

deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2023 Notes initially sold in reliance on Regulation S.

“Regulation S Global 2025 Security or Securities” means any Global 2025 Security bearing the Global Security Legend, the Private Placement Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the 2025 Notes initially sold in reliance on Regulation S.

“Regulation S Global Securities” means, collectively, the Regulation S Global 2023 Securities and the Regulation S Global 2025 Securities.

“Regulation S Legend” means the legend set forth in Section 2.06(f)(iii) to be placed on all Notes issued or exchanged under this Indenture pursuant to Regulation S.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive 2023 Security” means a Definitive 2023 Security bearing the Private Placement Legend and, if applicable, the Regulation S Legend.

“Restricted Definitive 2025 Security” means a Definitive 2025 Security bearing the Private Placement Legend and, if applicable, the Regulation S Legend.

“Restricted Definitive Securities” means, collectively, the Restricted Definitive 2023 Securities and the Restricted Definitive 2025 Securities.

“Restricted Global 2023 Security” means a Global 2023 Security bearing the Private Placement Legend, and, if applicable, the Regulation S Legend.

“Restricted Global 2025 Security” means a Global 2025 Security bearing the Private Placement Legend, and, if applicable, the Regulation S Legend.

“Restricted Global Securities” means, collectively, the Restricted 2023 Securities and the Restricted 2025 Securities.

“Restricted Period” means, with respect to the Notes, the 40-day restricted period as defined in Regulation S.

“Restricted Subsidiary” of a Person means all Subsidiaries of the referent Person.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Inc., a New York corporation, or any successor rating agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of April 22, 2015, entered into by and among OI Group, each of the direct and indirect subsidiaries of OI Group signatory thereto, each additional grantor that may become a party thereto, and Deutsche Bank AG, New York Branch, as collateral agent, as amended, amended and restated, or otherwise modified from time to time.

“Significant Subsidiary” means any Restricted Subsidiary of OI Group that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect as of the Issue Date.

“Specified New Senior Debt” means Specified New Senior Debt as defined in the Intercreditor Agreement or any substantially equivalent term or concept in the Intercreditor Agreement or the Credit Agreement.

“Stated Maturity” means, with respect to any installment of interest or Principal on any series of Indebtedness, the date on which such payment of interest or Principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or Principal prior to the date originally scheduled for the payment thereof.

“Stock Purchase Agreement” means the stock purchase agreement by and among the Company, Vitro, S.A.B. de C.V., Distribuidora Álcali, S.A. de C.V. and Vitro Packaging, LLC dated as of May 12, 2015, as amended, modified or supplemented from time to time.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of OI Group and its Restricted Subsidiaries, as shown on the most recent balance sheet of OI Group.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, and as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act, as so amended.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of related transactions.

“Trustee” means the party named as such above until a successor becomes such pursuant to this Indenture and thereafter means or includes each party who is then a trustee hereunder.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Definitive 2023 Securities” means one or more Definitive 2023 Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Definitive 2025 Securities” means one or more Definitive 2025 Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Definitive Securities” means, collectively, the Unrestricted Definitive 2023 Securities and the Unrestricted Definitive 2025 Securities.

“Unrestricted Global 2023 Security” means a Global 2023 Security that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing 2023 Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global 2025 Security” means a Global 2025 Security that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing 2025 Notes that do not and are not required to bear the Private Placement Legend.

“Unrestricted Global Securities” means, collectively, the Unrestricted Global 2023 Securities and the Unrestricted Global 2025 Securities.

“Vitro Acquisition” means the acquisition of the food and beverage glass containers business of Vitro, S.A.B. de C.V., and its subsidiaries pursuant to the Stock Purchase Agreement.

“Vitro Closing Date” means the date of the consummation of the Vitro Acquisition.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section

“Additional Notes”	2.01
“Applicable Premium”	3.07
“Authentication Order”	2.02
“Authenticating Agent”	2.02
“Bankruptcy Law”	6.01
“Custodian”	6.01
“Event of Default”	6.01
“Legal Holiday”	11.07
“Mandatory Redemption Event”	3.09
“Obligations”	10.01
“Paying Agent”	2.03
“Payment Default”	6.01
“Place of Payment”	2.01
“redemption price”	3.03
“Registrar”	2.03
“Sale and Leaseback Transaction”	4.10
“Special Mandatory Redemption”	3.09
“Special Mandatory Redemption Date”	3.09
“Special Optional Redemption”	3.09
“Special Redemption Notice”	3.09
“Treasury Rate”	3.07

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a specific provision of the TIA, that specific provision (including any relevant TIA definitions used in such specific provision) is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture has the following meaning:

“obligor” on the Notes means the Company, the Guarantors and any successor obligors on the Notes and the Guarantees of the Notes, as applicable.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(i)                                     a term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)                               “or” is not exclusive;

(iv)                              words in the singular include the plural, and in the plural include the singular; and

(v)                                 provisions apply to successive events and transactions.

ARTICLE 2.

THE SECURITIES

Section 2.01. Unlimited in Amount, Form and Dating.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The Company may issue additional 2023 Notes (“2023 Additional Notes”) and/or 2025 Notes (“2025 Additional Notes”) after Initial Notes have been issued (collectively, “Additional Notes”).  The Initial 2023 Notes together with any 2023 Additional Notes would be treated as part of the same series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase. The Initial 2025 Notes together with any 2025 Additional Notes would be treated as part of the same series for all purposes under the Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase.

If a Holder of Notes holds Notes as Definitive Securities and has given wire transfer instructions to the Company, the Company will pay all Principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. The Principal of, any interest and premium on the Notes shall be payable at the office or agency of the Company designated in the form of Note (each such place herein called the “Place of Payment”); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes referred to in Section 2.03.

Global and Definitive Securities.  2023 Notes may be issued as Global 2023 Securities or as Definitive 2023 Securities and shall be in substantially the form of Exhibit D-1 attached hereto.  Each Global 2023 Security shall represent such of the outstanding 2023 Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of such outstanding 2023 Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding 2023 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and cancellations. Any endorsement of a Global 2023 Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding 2023 Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

2025 Notes may be issued as Global 2025 Securities or as Definitive 2025 Securities and shall be in substantially the form of Exhibit D-2 attached hereto.  Each Global 2025 Security shall represent such of the outstanding 2025 Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of such outstanding 2025 Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding 2025 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and cancellations. Any endorsement of a Global 2025 Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding 2025 Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Securities that are held by Participants through Euroclear or Clearstream.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.

Section 2.02. Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or facsimile signature of the authorized signatory of the Trustee or the Authenticating Agent.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, the Company shall deliver such Note to the Trustee for cancellation pursuant to Section 2.10.

The Trustee will, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”) authenticate or cause the Authenticating Agent to authenticate the Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.

The Trustee may appoint one or more authenticating agents (each, an “Authenticating Agent”) acceptable to the Company to authenticate Notes.  Such an agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (a “Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-Registrars and one or more additional paying agents for the Notes.  The term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.

If the Company fails to maintain a Registrar or Paying Agent for the Notes, the Trustee shall act as such.  The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

The Company hereby appoints the Trustee as the initial Registrar and Paying Agent for the Notes unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time the Notes are first issued.

Section 2.04. Paying Agent to Hold Money in Trust.

Whenever the Company has one or more Paying Agents it shall, prior to each due date of the Principal of or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the Principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of the Notes, or the Trustee, all money held by such Paying Agent for the payment of Principal or interest on the Notes, and that such Paying Agent shall notify the Trustee of any Default by the Company or any other obligor of the Notes in making any such payment and at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.  If the Company or one of its Restricted Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon so doing, the Paying Agent (if other than the Company or a Restricted Subsidiary of the Company) shall have no further liability for such money.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes. A Paying Agent shall not be obligated to pay the Holders of the Notes (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee and each Paying Agent at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee or the Paying Agent may reasonably require of the names and addresses of Holders relating to such interest payment date or request, as the case may be.

Section 2.06. Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary. Global Securities will not be exchanged by the Company for Definitive Securities unless (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the owner of a book-entry interest to issue Definitive Securities. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.09, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (d).

(b)                                 Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global 2023 Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global 2023 Security. Beneficial interests in any Unrestricted Global 2025 Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global 2025 Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Securities.

(A)                               Prior to the expiration of the Restricted Period, interests in the Regulation S Global Securities may be exchanged for beneficial interests in the 144A Global Securities only if:

(1)                                 such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

(2)                                 the transferor complies with the requirements of Section 2.06(b)(iii) below.

(B)                               In connection with all transfers and exchanges of beneficial interests in any Global 2023 Security that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global 2023 Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global 2023 Securities contained in this Indenture and the 2023 Notes or otherwise applicable under the Securities Act, including the delivery of a certificate in the form of Exhibits A-1 or B-1 hereto, as applicable, including the certifications and an Opinion of Counsel as required thereby, the Trustee shall adjust the Principal amount of the relevant Global 2023 Security(s) pursuant to Section 2.06(g).

(C)                               In connection with all transfers and exchanges of beneficial interests in any Global 2025 Security that is not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global 2025 Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global 2025 Securities contained in this Indenture and the 2025 Notes or otherwise applicable under the Securities Act, including the delivery of a certificate in the form of Exhibits A-2 or B-2 hereto, as applicable, including the certifications and an Opinion of Counsel as required thereby, the Trustee shall adjust the Principal amount of the relevant Global 2025 Security(s) pursuant to Section 2.06(g).

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a (x) Restricted Global 2023 Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global 2023 Security and (y) Restricted Global 2025 Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global 2025 Security if, in each case, the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibits A-1 or A-2 hereto, as applicable, including the certifications in item (1) thereof; and

(B)       if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibits A-1 or A-2 hereto, as applicable, including the certifications in item (2) thereof.

If any such transfer is effected pursuant to subparagraph (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee or the Authenticating Agent shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) above.

Beneficial interests in an Unrestricted Global 2023 Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global 2023 Security. Beneficial interests in an Unrestricted Global 2025 Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global 2025 Security.

(c)                                  Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a (x) Global 2023 Security may not be exchanged for a Definitive 2023 Security and (y) Global 2025 Security may not be exchanged for a Definitive 2025 Security except, in each case, under the circumstances described in Section 2.06(a). A beneficial interest in a (x) Global 2023 Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive 2023 Security and (y) Global 2025 Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive 2025 Security except, in each case, under the circumstances described in Section 2.06(a).

(d)                                 Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.

(i)                                     Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a (x) Restricted Definitive 2023 Security proposes to exchange such Restricted Definitive 2023 Security for a beneficial interest in a Restricted Global 2023 Security or to transfer such Restricted Definitive 2023 Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global 2023 Security or (y) Restricted Definitive 2025 Security proposes to exchange such Restricted Definitive 2025 Security for a beneficial interest in a Restricted Global 2025 Security or to transfer such Restricted Definitive 2025 Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global 2025 Security, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Definitive Security proposes to exchange such Restricted Definitive Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit B-1 or B-2 hereto, as applicable, including the certifications in item (2)(a) thereof;

(B)       if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (1) thereof;

(C)       if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (2) thereof;

(D)       if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (3)(a) thereof;

(E)        if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A-1 or A-2 hereto, as applicable,  including the certifications in item (3)(b) thereof, or

(F)         if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the appropriate 144A Global Security, and in the case of clause (C) above, the appropriate Regulation S Global Security.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(i), the Trustee shall cancel the applicable Definitive Securities and increase or cause to be increased the aggregate principal amount of the applicable Unrestricted Global Security.

(ii)                                  Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. (x) A Holder of an Unrestricted Definitive 2023 Security may exchange such Unrestricted Definitive 2023 Security for a beneficial interest in an Unrestricted Global 2023 Security or transfer such Unrestricted Definitive 2023 Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global 2023 Security at any time and (y) a Holder of an Unrestricted Definitive 2025 Security may exchange such Unrestricted Definitive 2025 Security for a beneficial interest in an Unrestricted Global 2025 Security or transfer such Unrestricted Definitive 2025 Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global 2025 Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate Principal amount of one of the applicable Unrestricted Global Securities.

(e)                                  Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive 2023 Securities or Definitive 2025 Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)                                     Restricted Definitive Securities to Restricted Definitive Securities.  (x) Any Restricted Definitive 2023 Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive 2023 Security and (y) any Restricted Definitive 2025 Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive 2025 Security if the Registrar receives the following:

(A)       if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (1) thereof,

(B)       if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (2) thereof, and

(C)       if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A-1 or A-2 hereto, as applicable, including the certifications in item (3) thereof.

(ii)                                  Unrestricted Definitive Securities to Unrestricted Definitive Securities. (a) A Holder of Unrestricted Definitive 2023 Securities may transfer such Unrestricted Definitive 2023 Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive 2023 Security and (y) a Holder of Unrestricted Definitive 2025 Securities may transfer such Unrestricted Definitive 2025 Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive 2025 Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive 2023 Securities or Unrestricted Definitive 2025 Securities, as applicable, in each case pursuant to the instructions from the Holder thereof.

(f)                                   Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                     Private Placement Legend.

(1)         Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE, THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON, BY ITS ACCEPTANCE HEREOF ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, (1) REPRESENTS THAT IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY,

PRIOR TO THE DATE WHICH IS [IN THE CASE OF NOTES ISSUED PURSUANT TO RULE 144A: ONE YEAR] [IN THE CASE OF NOTES ISSUED PURSUANT TO REGULATION S: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES, AND THE LAST DATE ON WHICH OWENS-BROCKWAY GLASS CONTAINER INC. (THE ‘‘COMPANY’’) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’), ONLY (A) TO THE COMPANY, OWENS-ILLINOIS GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES AND THE GUARANTEES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFSHORE TRANSACTIONS TO NON-U.S. PERSONS OCCURRING OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSES (D) OR (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, AND (3) AGREES THAT IT GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(2)         Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (d)(ii) or (e)(ii) of this Section 2.06 or any Global Security or Definitive Security initially issued by the Company pursuant to an effective registration statement under the Securities Act (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend set forth in the first two paragraphs above.

(ii)                                  Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.”

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)                               Regulation S Legends.  All Notes issued or exchanged under this Indenture pursuant to Regulation S shall bear a legend in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(iv)                              ERISA Legend.  Each Global Security, each Definitive Security issued in exchange for a beneficial interest in a Global Security (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“BY ACCEPTANCE OF THIS NOTE, EACH ACQUIRER AND SUBSEQUENT TRANSFEREE OF A NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH ACQUIRER OR TRANSFEREE TO ACQUIRE AND HOLD THE NOTE CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (‘‘ERISA’’), ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-UNITED STATES OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, ‘‘SIMILAR LAWS’’), OR ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE ‘‘PLAN ASSETS’’ OF SUCH PLAN, ACCOUNT AND ARRANGEMENT (EACH, A ‘‘PLAN’’) OR (B) THE ACQUISITION AND HOLDING OF THE NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(g)                                  Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10. At any time prior to such cancellation, if (x) any beneficial interest in a Global 2023 Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global 2023 Security or for Definitive 2023 Securities, the principal amount of 2023 Notes represented by such Global 2023 Security shall be reduced accordingly and an endorsement shall be made on such Global 2023 Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global 2023 Security, such other Global 2023 Security shall be increased accordingly and an endorsement shall be made on such Global 2023 Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase or (y) any beneficial interest in a Global 2025 Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global 2025 Security or for Definitive 2025 Securities, the principal amount of 2025 Notes represented by such Global 2025 Security shall be reduced accordingly and an endorsement shall be made on such Global 2025 Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global 2025 Security, such other Global 2025 Security shall be increased accordingly and an endorsement shall be made on such Global 2025 Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                                     Where Notes are presented to the Registrar or a co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee or the Authenticating Agent shall authenticate Global Securities and Definitive Securities upon the receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                                  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.04).

(iii)                               All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(iv)                              The Company and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of Principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi)                              The Trustee or the Authenticating Agent shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02.

(vii)                           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii)                        Each Holder of a Note agrees to indemnify the Company, the Trustee and any Agent against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate, or cause the Authenticating Agent to authenticate, a replacement Note if the Company’s and the Trustee’s requirements are met. The Trustee or the Company may require an indemnity bond to be furnished which is sufficient in the judgment of both to protect the Company, the Trustee, and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses in replacing a Note.

Every replacement Note is an obligation of the Company and shall be entitled to all the benefit of this Indenture equally and proportionately with any and all other Notes.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee or the Authenticating Agent, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.  Except as set forth in the final paragraph of this Section 2.08, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Trust Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

Section 2.09. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate, or cause the Authenticating Agent to authenticate, temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and the Trustee or the Authenticating Agent shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and any Paying Agent shall forward to the Trustee or its agent any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and the Trustee shall destroy cancelled Notes and provide a certificate of destruction to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

If the Company fails to make a payment of interest on the 2023 Notes or the 2025 Notes, it shall pay such defaulted interest on the 2023 Notes and the 2025 Notes, as the case may be, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  It may elect to pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent special record date, which special record date shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Notes are payable, equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest.  Thereupon the Company shall fix a special record date for the payment of such defaulted interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment.  The Company shall cause notice of the proposed payment of such defaulted interest and the special record date therefor to be mailed to each Holder of Notes at the address as it appears in the register of Notes referred to in Section 2.03, not less than 10 days prior to such special record date.  Notice of the proposed payment of such defaulted interest and the special record date therefor having been so mailed, defaulted interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date.

Section 2.12. Special Record Dates.

(a)                                 The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any supplement, amendment or waiver permitted by this Indenture.  If a record date is fixed, the Holders of Notes outstanding on such record date, and no other Holders, shall be entitled to consent to such supplement, amendment or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

(b)                                 The Company may, but shall not be obligated to, fix any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of any notice of Default, any declaration of acceleration, any request to institute proceedings or any other similar direction.  If a record date is fixed, the Holders of Notes outstanding on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the date 90 days after such record date.

(c)                                  The Company, in the event of defaulted interest, shall set a special record date in accordance with Section 2.11.

Section 2.13. CUSIP and ISIN Numbers.

The Company in issuing Notes may use “CUSIP” or “ISIN” numbers or both numbers, and, if so used, the Trustee shall use such “CUSIP” or “ISIN” numbers or both numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on such Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on such Notes, and any such action relating to such notice shall not be affected by any defect in or omission of such numbers in such notice.  The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.14. Denominations.

The Notes shall be issuable only in denominations of $2,000 or an integral multiple of $1,000 above such minimum denomination amount.

Section 2.15. Agents.

(a)                                 The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)                                 The Company and the Agents acknowledge and agree that in the event of an Event of Default, the Trustee may, by notice in writing to the Company and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

Section 2.16. Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the sum of (x) the principal amount of 2023 Notes at such date of determination plus (y) the principal amount of 2025 Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes (and not solely the 2023 Notes or the 2025 Notes as provided for in the proviso to the first sentence of Section 9.02), such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, as determined in accordance with the preceding sentence.

ARTICLE 3.

REDEMPTION

Section 3.01. Notices to Trustee.

If the Company elects or is required to redeem 2023 Notes or 2025 Notes pursuant to Sections 3.07 or 3.09 hereof or any change of control provisions hereof, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed.

Except as specified in Section 3.09 hereof, the Company shall give the notice provided for in this Section at least 15 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Notes pursuant to which the Company elects to redeem such Notes.

Any redemption and notice may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the outstanding 2023 Notes or 2025 Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, subject to the applicable procedures of the Depositary.

The Trustee shall not be liable for any selections made by it in accordance with this Section 3.02.

Notes and portions thereof that the Trustee selects shall be in amounts of $2,000 and integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly in writing of the Notes or portions of Notes to be called for redemption.

Section 3.03. Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date (other than in connection with a Special Mandatory Redemption), the Company shall provide a notice of redemption to each Holder whose Notes are to be redeemed at the address of such Holder as it appears in the register of Notes referred to in Section 2.03. For Notes which are represented by Global Securities held by the Depositary, notices of redemption may be given by delivery of the relevant notices to such Depositary for communication to entitled account holders

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note.

The notice shall identify the 2023 Notes or 2025 Notes to be redeemed and shall state:

(1)                                 the redemption date and record date, if any;

(2)                                 the redemption price fixed in accordance with the terms of the Notes to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the “redemption price”);

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Company defaults in payment of the redemption price, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the conditions precedent, if any, to the redemption;

(8)                                 the CUSIP number or ISIN number, if any, of the Notes to be redeemed; and

(9)                                 the Section and clause of this Indenture pursuant to which the Notes are to be redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, which shall be prepared by the Company and provided to the Trustee.  A notice mailed or otherwise provided in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.  In any case, failure to provide such notice or any defect in the notice of the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is provided in accordance with Section 3.03, Notes called for redemption become due on the date fixed for redemption, unless the notice of redemption is subject to one or more conditions precedent, in which case the Notes called for redemption become due only upon the satisfaction or waiver of such conditions.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price.  On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

Section 3.05. Deposit of Redemption Price.

On or before 10:00 a.m. New York City time on the redemption date, the Company shall deposit or cause the Escrow Agent to deposit, as applicable, with the Paying Agent (or, if the Company or any Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Notes called for redemption on that date other than Notes that have previously been delivered by the Company to the Trustee for cancellation.  Subject to actual receipt of such funds as provided by this Section 3.05 by the applicable Paying Agent, such Paying Agent shall make payments in accordance with the provisions of this Indenture.  The Paying Agent shall return to the Company any money not required for that purpose.

Section 3.06. Notes Redeemed in Part.

No Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of such Notes held by such Holder shall be redeemed. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee or the Authenticating Agent shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) At any time prior to August 15, 2023, the Company may redeem all or a part of the 2023 Notes upon not less than 10 nor more than 60 days’ prior notice to Holders as provided under Section 3.02 and Section 3.03 at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the 2023 Notes on the relevant interest payment date).

“Applicable Premium” means, with respect to any 2023 Note on any redemption date, an amount equal to the greater of:

(1)                                             1.0% of the principal amount of such 2023 Note; and

(2)                                             the excess, if any, of:

(a)         the present value at such redemption date of the sum of (1) 100% of the principal amount that would be payable on such 2023 Note at August 15, 2023 plus (2) all required interest payments due on such 2023 Note through August 15, 2023 (excluding accrued but unpaid interest to the redemption date) discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from August 15, 2023 to the redemption date at a per annum interest rate equal to the Treasury Rate (determined on the second Business Day immediately preceding the redemption date) plus 50 basis points; over

(b)         the outstanding principal amount of such 2023 Note.

“Treasury Rate” means, as of any redemption date with respect to any 2023 Note, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2023; provided, however, that if the period from the redemption date to August 15, 2023 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the redemption date to August 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(b) At any time prior to August 15, 2025, the Company may redeem all or a part of the 2025 Notes upon not less than 10 nor more than 60 days’ prior notice to Holders as provided under Section 3.02 and Section 3.03 at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the 2025 Notes on the relevant interest payment date).

“Applicable Premium” means, with respect to any 2025 Note on any redemption date, an amount equal to the greater of:

(1)                                             1.0% of the principal amount of such 2025 Note; and

(2)                                             the excess, if any, of:

(a)         the present value at such redemption date of the sum of (1) 100% of the principal amount that would be payable on such 2025 Note at August 15, 2025 plus (2) all required interest payments due on such 2025 Note through August 15, 2025 (excluding accrued but unpaid interest to the redemption date) discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from August 15, 2025 to the redemption date at a per annum interest rate equal to the Treasury Rate (determined on the second Business Day immediately preceding the redemption date) plus 50 basis points; over

(b)         the outstanding principal amount of such 2025 Note.

“Treasury Rate” means, as of any redemption date with respect to any 2025 Note, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2025; provided, however, that if the period from the redemption date to August 15, 2025 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the redemption date to August 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(c) The Company may choose to redeem 2023 Notes and/or 2025 Notes, either together or separately.

(d) For the avoidance of doubt, calculation of the Applicable Premium shall not be a duty or obligation of the Trustee.

Section 3.08. Mandatory Redemption.

Except as set forth in Section 3.09, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09. Special Redemption.

(a)                                 In the event that (1) the Vitro Closing Date does not take place on or prior to May 12, 2016 or (2) at any time prior to May 12, 2016, the Stock Purchase Agreement is terminated in accordance with its terms (any such event being a “Mandatory Redemption Event”), the Company will redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date (as defined below).

(b)                                 In addition, the Notes may also be redeemed, at the Company’s option, in whole, but not in part, at any time prior to May 12, 2016, if, in the reasonable judgment of the

Company, the Vitro Acquisition will not be consummated by May 12, 2016 (the “Special Optional Redemption”), at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest from the Issue Date to, but not including, the date on which such Special Optional Redemption occurs.

(c)                                  Notice of the occurrence of a Mandatory Redemption Event or the exercise of a Special Optional Redemption, as applicable, will be delivered by the Company (a “Special Redemption Notice”) within one Business Day and not later than 11:00 A.M. New York City time on such Business Day (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the first sentence of Section 3.09(d) hereunder) following the occurrence of a Mandatory Redemption Event or the determination by the Company to exercise the Special Optional Redemption to the Trustee and the Escrow Agent.

(d)                                 Concurrently with the delivery of the Special Redemption Notice with respect to a Mandatory Redemption, the Company will instruct the Trustee to, at the Company’s expense, deliver on the date the Special Redemption Notice is delivered, to each Holder’s registered address or, for Notes which are represented by Global Securities held by the Depositary, in accordance with the procedures of the Depositary, a notice that a Special Mandatory Redemption will occur (such notice to contain the applicable information set forth in Section 3.03 hereunder). On the date that is three Business Days after delivery by the Trustee of such notice of a Special Mandatory Redemption to Holders, the Company will consummate the Special Mandatory Redemption (the date of such redemption, the “Special Mandatory Redemption Date”).

(e)                                  Notice that a Special Optional Redemption will occur shall be delivered to Holders in accordance with Section 3.03.

ARTICLE 4.

COVENANTS

Section 4.01. Payment of Securities.

The Company shall pay or cause to be paid the Principal of and interest on the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Restricted Subsidiary, holds as of 10:00 a.m. Eastern Time on that date immediately available funds designated for and sufficient to pay all Principal and interest then due. Subject to actual receipt of such funds as provided by this Section 4.01 by the applicable Paying Agent, such Paying Agent shall make payments on the Notes in accordance with the provisions of this Indenture.

To the extent lawful, the Company shall pay interest on overdue Principal and overdue installments of interest at the rate per annum borne by the Notes.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

Whether or not required by the Commission, so long as any Notes are outstanding, OI Group shall furnish to the Trustee and registered Holders of the Notes, within the time periods specified in the Commission’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if OI Group were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by OI Group’s independent registered public accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if OI Group were required to file such reports.

In addition, for so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

OI Group shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that OI Group is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be required to deliver to the Trustee any materials for which OI Group has sought and received confidential treatment by the Commission. For purposes of this Section 4.03, OI Group will be deemed to have furnished the information and reports to the Trustee and the Holders as required by this Section 4.03 if OI Group has filed such reports with the Commission via the EDGAR filing system and such information and reports are publicly available or, provided the Trustee and the Holders are given prior written notice of such practice before the first posting thereof, OI Group has posted such information and reports on OI Inc.’s website (www.o-i.com) and such information and reports are publicly available, including to the Trustee, the Holders, securities analysts and prospective investors.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure the compliance with the provisions of this Indenture or to ascertain the correctness of the information or statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed in writing otherwise.

Section 4.04. Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or default and, if so, specifying each such failure or default and the nature thereof. For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice provided for in this Indenture.

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

The Company shall pay prior to delinquency, all material taxes, except as contested in good faith by appropriate proceedings.

Section 4.06. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. [Reserved].

Section 4.08. Offer to Repurchase Upon a Change of Control.

If a Change of Control occurs, unless the Company has exercised its right to redeem all the Notes under Section 3.07, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to a change of control offer on the terms set forth in this Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control or, at the Company’s option, prior to the consummation of such Change of Control but after the public announcement thereof, the Company shall mail a notice to each Holder at its registered address (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice.  The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Change of Control Offer.  Any Change of Control Offer shall be made to all Holders.  The notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.08; (2) the Change of Control Payment and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (other than as required by law) (the “Change of Control Payment Date”); (3) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or the Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date; (6) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the Change of Control Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; (7) that Notes and portions of Notes purchased shall be in amounts equal to $2,000 or integral multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be purchased; and (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent shall cause to be delivered to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions set forth above that require the Company to make a Change of Control Offer following a Change of Control shall not be applicable after a discharge of the Indenture pursuant to Section 8.01 or defeasance from the Company’s legal obligations with respect to the Notes pursuant to Section 8.03 or Section 8.04.

Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place providing for the Change of Control at the time the Change of Control Offer is made.

Section 4.09. Liens.

Neither OI Group nor any Restricted Subsidiary of OI Group shall create, incur, or permit to exist, any Lien on any of their respective assets, whether now owned or hereafter acquired, in order to secure any Indebtedness of either of OI Group or any Restricted Subsidiary of OI Group, without effectively providing that the Notes (together with, at the option of OI Group, any other Indebtedness of OI Group or any Restricted Subsidiary of OI Group ranking equally in right of payment with the Notes for so long as the Notes are secured pursuant to this Section 4.09) shall be secured equally and ratably with (or at the option of OI Group, with higher Lien priority to) such Indebtedness until such time as such Indebtedness is no longer secured by such Lien, except:

(1)                                 Liens on cash and Cash Equivalents securing obligations in respect of letters of credit in accordance with the terms of the Credit Agreement;

(2)                                 Liens existing on the Issue Date;

(3)                                 Liens granted after the Issue Date on any assets of OI Group or any of its Restricted Subsidiaries securing Indebtedness of OI Group or any of its Restricted Subsidiaries created in favor of the Holders of the Notes;

(4)                                 Liens securing Indebtedness which is incurred to extend, renew or refinance, in whole or in part, Indebtedness which is secured by Liens permitted to be incurred under this Indenture; provided that such Liens do not extend to or cover any assets of OI Group or any Restricted Subsidiary of OI Group other than the assets securing the Indebtedness being extended, renewed or refinanced (plus improvements, accessions, proceeds, dividends or distributions thereof) and that the principal or commitment amount of such Indebtedness does not exceed the principal or commitment amount of the Indebtedness being extended, renewed or refinanced at the time of such extension, renewal or refinancing, or at the time the Lien was issued, created or assumed or otherwise permitted (plus Indebtedness incurred to pay interest or premiums and costs, expenses and fees incurred in connection with such extension, renewal or refinancing);

(5)                                 Permitted Liens; and

(6)                                 Liens created in substitution of or as replacements for any Liens permitted by the preceding clauses (1) through (5) or this clause (6), provided that, based on a good faith determination of an Officer of the Company, the assets encumbered under any such substitute or replacement Lien are substantially similar in value to the assets encumbered by the otherwise permitted Lien which is being replaced.

Any Lien that is granted to secure the Notes under this Section 4.09 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.09.

So long as the Credit Agreement is in effect, if the Notes are secured pursuant to the first sentence of this Section 4.09 in connection with securing any Specified New Senior Debt, the Notes shall be considered equally and ratably secured if they are secured pursuant to terms and provisions, including any collateral or other exclusions or exceptions described therein, no less favorable to the Holders of the Notes than those set forth in, or contemplated by, the Credit Agreement with respect to any Specified New Senior Debt.

Section 4.10. Limitation on Sale and Leaseback Transactions.

(a) OI Group shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any arrangement with any other Person pursuant to which OI Group or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by OI Group or the Restricted Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if OI Group or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property to be leased, without equally and ratably securing the Notes, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

(b) The following Sale and Leaseback Transactions are not subject to the limitation set forth in Section 4.10(a) and the provisions described in Section 4.09 above:

(1)                                 temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)                                 leases between only OI Group and a Restricted Subsidiary of OI Group or only between Restricted Subsidiaries of OI Group;

(3)                                 leases where the proceeds from the sale of the subject property are at least equal to the Fair Market Value (as determined in good faith by OI Group) of the subject property and OI Group or such Restricted Subsidiary (as applicable) applies an amount equal to the net proceeds of the sale to the retirement of long-term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, OI Group may deliver Notes to the Trustee for cancellation; and

(4)                                 leases of property executed by the time of, or within 360 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

Section 4.11. Limitations on Issuances of Guarantees of Indebtedness.

OI Group shall not permit any of its Domestic Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company or OI Group unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Domestic Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness.

Notwithstanding the preceding paragraph, such Guarantee shall be automatically and unconditionally released and discharged as provided by Section 10.10.

Section 4.12. Escrow of Gross Proceeds.

Concurrently with the issuance of the Initial Notes, the Company shall enter into the Escrow Agreement on the Issue Date with the Escrow Agent, pursuant to which the gross proceeds from the offering of the Initial Notes will be deposited into a segregated Escrow Account with the Escrow Agent pending the release of the Escrowed Funds.

The Company will only be entitled to direct the Escrow Agent to release the Escrowed Funds in accordance with the terms of the Escrow Agreement and the Trustee shall have no duty, liability or responsibility under the Escrow Agreement.

Section 4.13. Escrow Authorization.

Each Holder, by its acceptance of an Initial Note, (i) consents and agrees to the terms of the Escrow Agreement, including documents related thereto, as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders (as determined in good faith by the Company) may be effected without the consent of the Holders of a majority of the aggregate principal amount of the Notes voting as a single class (except as provided in the first proviso in Section 9.02) then outstanding) and (ii) acknowledges that the Escrowed Funds will not be pledged as security or otherwise constitute collateral for the benefit of the Holders or the Trustee.

ARTICLE 5.

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.

OI Group shall not, in any transaction or series of transactions, merge or consolidate with or into or, directly or indirectly, Transfer all or substantially all of its properties and assets to, any Person or Persons, and OI Group shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a Transfer of all or substantially all of the properties and assets of OI Group and its Restricted Subsidiaries, on a consolidated basis, to any other Person or Persons, unless at the time and after giving effect thereto:

(1)                                 either: (a) OI Group or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than OI Group or such Restricted Subsidiary) (the “Successor Company”) or to which such Transfer shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)                                 the Successor Company (if other than OI Group or such Restricted Subsidiary) or the Person to which such Transfer shall have been made assumes by supplemental indenture executed by the Successor Company or Person, as the case may be, and delivered to the Trustee, all the obligations of OI Group or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the Notes and this Indenture;

(3)                                 immediately after such transaction no Default or Event of Default exists; and

(4)                                 OI Group or the Successor Company formed by or surviving any such consolidation or merger (if other than OI Group), or the Person to which such Transfer shall have been made, delivers or causes to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such transaction or series of transactions and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction and the supplemental indenture have been complied with.

This Section 5.01 shall not apply to (i) a merger or consolidation of OI Group, the Company or any of the Guarantors with or into any other of the Company, OI Group or any of the Guarantors or the Transfer of assets between or among the Company, OI Group and any of the Guarantors and (ii) a merger or consolidation of any Foreign Subsidiary with or into OI Group or any of its Restricted Subsidiaries or the Transfer of assets from any Foreign Subsidiary to OI Group or any of its Restricted Subsidiaries.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any transfer by OI Group or its Restricted Subsidiaries (other than by lease) of all or substantially all of the assets of OI Group in accordance with Section 5.01, the Successor Company or the Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company and OI Group under this Indenture with the same effect as if such Successor Company or Person had been named as the Company and OI Group herein.  In the event of any such transfer, the Company and OI Group shall be released and discharged from all liabilities and obligations in respect of the Notes and this Indenture, and Company and OI Group may be dissolved, wound up or liquidated at any time thereafter.

ARTICLE 6.

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” occurs with respect to the Notes if:

(1)                                 the Company defaults in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)                                 the Company defaults in the payment of the Principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

(3)                                 failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Section 4.08.

(4)                                 failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under this Indenture to comply with any of the other agreements (other than those specified in clause (3) above) in this Indenture, the Notes and the Guarantees of the Notes (with respect to any Guarantor);

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)                                 is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity;

and (i) in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $75.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more and (ii) OI Group has received notice specifying the default from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under the Indenture and does not cure the default within 30 days;

(6)                                 any final judgment or order for payment of money in excess of $75.0 million in any individual case and $150.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days after its entry;

(7)                                 except as permitted by this Indenture, any Guarantee of the Notes by OI Group or any Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or OI Group or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes;

(8)                                 the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case;

(b)                                 consents to the entry of an order for relief against it in an involuntary case;

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property;

(d)                                 makes a general assignment for the benefit of its creditors; or

(e)                                  admits in writing its inability generally to pay its debts as the same become due; and

(9)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case;

(b)                                 appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity’s property; or

(c)                                  orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group;

and the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Pursuant to Section 4.04, forthwith upon becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.02. Acceleration.

If an Event of Default other than an Event of Default specified in clauses (8) and (9) of Section 6.01, occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice in writing to the Company and the Trustee, in the case of notice by the Holders, specifying the respective Event of Default and that it is a “notice of acceleration” may declare the unpaid Principal of and any accrued and unpaid interest on all the Notes to be due and payable immediately.  Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately.  If an Event of Default specified in clause (8) or (9) of Section 6.01 occurs, all outstanding Notes shall become and be due and payable immediately without any declaration, act or notice or other act on the part of the Trustee or any Holders.  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal (or such lesser amount) or interest that has become due solely because of the acceleration.

Section 6.03. Other Remedies.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Subject to Section 9.02, the Holders of a majority in principal amount of the then outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the Principal of any Note (provided, however, that the Holders of a majority in principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).

Section 6.05. Control by Majority.

The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Holder of Notes, or that may involve the Trustee in personal liability.  The Trustee may take any other action which it deems proper that is not inconsistent with any such direction.

Section 6.06. Limitation on Suits.

A Holder of Notes may not pursue a remedy with respect to this Indenture, the Notes or any Guarantee of Notes, if any, unless:

(a)                                 the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 30 days after receipt of the request and, if requested, the provision of indemnity; and

(e)                                  during such 30-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of Principal or interest) if it determines that withholding notice is in the interest of such Holders.

No Holder of any Notes may use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal of and interest, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal (or such portion of the Principal as may be specified as due upon acceleration at that time) and interest, if any, remaining unpaid on the Notes then outstanding, together with (to the extent lawful) interest on overdue Principal and interest, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled to and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                             to the Trustee, its agents and attorneys and the Agents, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                            to Holders for amounts due and unpaid on the Notes for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

Third:                                       to the Company or to such party as a court of competent jurisdiction shall direct.  Until so applied, such payments shall be held in a separate account, in trust, by the Trustee or invested by the Trustee at the written direction of the Company.  At such time as no Notes remain outstanding, any excess money held by the Trustee shall be paid to the Company.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section.  The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.

TRUSTEE

Section 7.01. Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 Except during the continuance of an Event of Default known to the Trustee:

(i)                                     the duties of the Trustee and the Agents shall be determined solely by the express provisions of this Indenture and the Trustee and the Agents need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to perform any duty or exercise any of its rights or powers under this Indenture at the request of the Holders, unless such Holder has offered to the Trustee security and, if requested, the provision of indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Absent written instruction from the Company, the Trustee shall not be required to invest any such money.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s corporate trust and agency department has actual knowledge thereof or unless written notice thereof is received by the Trustee and such notice clearly references the Notes, the Company or this Indenture.

(h)                                 Whether or not expressly provided in any other provision herein, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified and all other rights provided in Section 7.07, this Section 7.01 and Section 7.02, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent and any other person employed to act hereunder.

Section 7.02. Rights of Trustee.

Subject to TIA Sections 315(a) through (d):

(a)                                 The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit but shall not be obligated to do so.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers under this Indenture, unless the Trustee’s conduct constitutes negligence.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)                                   The Trustee may consult with counsel of its selection and may rely upon the advice of such counsel or any Opinion of Counsel.

(g)                                  The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)                                 Except with respect to Sections 4.01, 4.03 and 4.04, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4.

(i)                                     Delivery of reports, information and documents to the Trustee under Article 4 (other than the delivery of Officers’ Certificates pursuant to Section 4.04) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

(j)                                    The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                 The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(l)                                     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by acts of war or terrorism involving the United States or any other national or international calamity or emergency (including natural disasters or acts of God), it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, in the event that the Trustee or any Agent acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

Section 7.04. Trustee’s Disclaimer.

The Trustee will not be responsible and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default with respect to the Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to all Holders of Notes a notice of the Default or Event of Default within 60 days after it occurs.  Except in the case of a Default or Event of Default in payment on any such Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Holders.

Section 7.06. Reports by Trustee to Holders.

Within 60 days after August 15 in each year, the Trustee shall mail to Holders of Notes as provided in TIA Section 313(c) a brief report dated as of such August 15 that complies with TIA Section 313(a) (if such report is required by TIA Section 313(a)). The Trustee shall also comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and each stock exchange on which any of the Notes are listed, as required by TIA Section 313(d). The Company shall notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon written request for all reasonable out-of-pocket expenses incurred by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its directors, officers, agents and employees or any predecessor Trustee for any loss, liability, damage, claims or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it, without negligence or willful misconduct on its part, in connection with its appointment or the administration of this Indenture and their duties hereunder including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder, except when such failure to notify is prejudicial to the Company or the Guarantors. Except where the interests of the Company and the Guarantors, on the one hand, and the Trustee, on the other hand, may be adverse, the Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company and the Guarantors need not pay for any settlement made without its consent.

To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as Trustee, except money or property held in trust to pay Principal and interest on the Notes.  Such lien shall survive the satisfaction and discharge of this Indenture.

If the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services shall be intended to constitute expenses of administration under any applicable Bankruptcy Law.

This Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee with respect to the Notes and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign with respect to the Notes by 30 days’ notice to the Company in writing.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company’s consent.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder of Notes who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders of Notes.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article 7.

Section 7.10. Eligibility; Disqualification.

The Notes shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5).  The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.  The Trustee is subject to TIA Section 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. If the Trustee acquires any conflicting interest as defined in the TIA it shall eliminate such conflict within 90 days or resign.

ARTICLE 8.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01. Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and will cease to be of further effect as to the Notes (or as to the 2023 Notes or the 2025 Notes, as applicable) (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes (or as to the 2023 Notes or the 2025 Notes, as applicable); when

(a)                                 either:

(i)                                     all Notes (or all 2023 Notes or 2025 Notes, as applicable) that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes (or all 2023 Notes or 2025 Notes, as applicable) that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or such other entity designated by the Trustee for this purpose) as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes (or the 2023 Notes or the 2025 Notes, as applicable) not delivered to the Trustee for cancellation for Principal, premium, if any, and accrued interest to the date of Maturity or redemption;

(b)                                 the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(c)                                  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes (or the 2023 Notes or the 2025 Notes, as applicable) at Maturity or the redemption date, as applicable; and

(d)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06, and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 8.03 or 8.04, the obligations of the Trustee under Sections 8.02 and 8.05 shall survive.

Section 8.02. Application of Trust Funds; Indemnification.

(a)                                 Subject to the provisions of Section 8.05, all money and Government Securities deposited with the Trustee pursuant to Section 8.01, all money and Government Securities deposited with the Trustee pursuant to Sections 8.03 or 8.04 and all money received by the Trustee in respect of Government Securities deposited with the Trustee pursuant to Section 8.03 or 8.04, shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the Principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.03 and 8.04.

(b)                                 The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Securities deposited pursuant to Sections 8.01, 8.03 or 8.04 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c)                                  The Trustee shall deliver or pay to the Company from time to time upon the request of the Company any Government Securities or money held by it as provided in Sections 8.03 or 8.04 that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such Government Securities or money were deposited or received.  This provision shall not authorize the sale by the Trustee of any Government Securities held under this Indenture.

Section 8.03. Legal Defeasance of Notes.

The Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes on the date of the deposit referred to in subparagraph (1) of the proviso hereof, the provisions of this Indenture, as it relates to such outstanding Notes, shall no longer be in effect and any Guarantees of such Notes shall terminate (and the Trustee, at the expense of the Company, shall, upon the Company’s request, execute proper instruments acknowledging the same), except as to:

(a)                                 the rights of Holders of outstanding Notes to receive, from the trust funds described in subparagraph (1) of the proviso hereof, payment of the Principal of or interest or premium, if any, on the outstanding Notes at Maturity thereof in accordance with the terms of this Indenture and the Notes;

(b)                                 the Company’s obligations under Sections 2.03, 2.06, 2.07, 2.09 and 4.02;

(c)                                  the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 8.02 and the duty of the Trustee to authenticate Notes issued on registration of transfer of exchange and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)                                 the provisions of this Section 8.03;

provided that, the following conditions shall have been satisfied:

(1)                                 the Company shall have deposited or caused to be deposited irrevocably with the Trustee (or such other entity designated by the Trustee for this purpose), as trust funds in trust for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested to by a firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the Principal of and interest and premium, if any, on all outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(2)         the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge under this Section 8.03 had not occurred;

(3)         no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(4)         such defeasance pursuant to this Section 8.03 shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

(5)         the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)         the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.03 have been complied with.

Section 8.04. Covenant Defeasance.

On and after the date of the deposit referred to in subparagraph (1) of the proviso hereof, (a) the Company may omit to comply with any term, provision or condition set forth under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01 (and the failure to comply with any such provisions shall not constitute a Default or Event of Default under Section 6.01), with respect to the Notes, and (b) an Event of Default specified in Sections 6.01(3), 6.01(4) (only with respect to covenants that are released as a result of such covenant defeasance pursuant to this Section 8.04), 6.01(5) and 6.01(6), in each case, shall not constitute an Event of Default, provided, in the case of (a) and (b), that the following conditions shall have been satisfied:

(1)         the Company shall have deposited or caused to be deposited irrevocably with the Trustee (or such other entity designated by the Trustee for this purpose), as trust funds in trust for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested to by a firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the Principal of and interest and premium, if any, on all outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(2)         the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance under this Section 8.04 had not occurred;

(3)         no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(4)         such defeasance pursuant to this Section 8.04 shall not result in a breach or violation of, or constitute a default under any material agreement or instrument to which OI Group or the Company or any of their Restricted Subsidiaries are a party or by which OI Group or the Company or any of such Restricted Subsidiaries are bound;

(5)         the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)         the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 8.04 have been complied with.

Section 8.05. Repayment to Company.

The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE 9.

SUPPLEMENTS, AMENDMENTS AND WAIVERS

Section 9.01. Without Consent of Holders.

The Company, the Guarantors and the Trustee may supplement or amend this Indenture, the Notes or the Guarantees of the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to comply with Article 5;

(4)                                 to provide for assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(5)                                 to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture or the Guarantees of any such Holder (including, but not limited to, adding a Guarantor under this Indenture or securing the Notes);

(6)                                 to comply with any requirements of the TIA, if applicable pursuant to the terms of this Indenture;

(7)                                 to conform the text of the Notes, the Guarantees or this Indenture to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of the Notes, the Guarantees or this Indenture.

Section 9.02. With Consent of Holders.

Subject to Sections 6.04 and 6.07, the Company, the Guarantors and the Trustee, as applicable, may amend or supplement this Indenture, the Notes or the Guarantees of the Notes, and the Company and the Escrow Agent may amend or supplement the Escrow Agreement (as provided in Section 4.13), with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and the Holders of a majority in principal amount of the then outstanding Notes voting as a single class may also waive any existing Default or compliance with any provision of this Indenture, the Notes, the Guarantees of the Notes or the Escrow Agreement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that if any amendment, supplement, waiver or other modification will only affect the 2023 Notes or the 2025 Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2023 Notes or the 2025 Notes (and not the consent of at least a majority of all Notes then outstanding), as the case may be, shall be required; provided, further, that without the consent of each Holder affected, an amendment, waiver or other modification may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the percentage of the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 (i) reduce the principal of or change the fixed maturity of any Note or (ii) reduce the premium payable upon the redemption of the Notes or change the time at which any Note may be redeemed (other than notice provisions) or (iii) reduce the premium payable upon repurchase of the Notes or change the time at which any Note is to be repurchased (other than notice provisions) as described under Section 4.08 at any time after a Change of Control has occurred;

(3)                                 reduce the rate of or change the time for payment of interest on any Note;

(4)                                 waive a Default or Event of Default in the payment of Principal of, or interest or premium, if any, on any Note (except a rescission of acceleration of such Note by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in money other U.S. dollars (including defaulted interest);

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of Principal of or interest or premium, if any, on the Notes;

(7)                                 release OI Group or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of the Guarantee or this Indenture;

(8)                                 modify or change any provision of this Indenture affecting the ranking of the Notes or the Guarantees in a manner adverse to the Holders of Notes;

(9)                                 impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Guarantees of the Notes;

(10)                          make any change to this Section 9.02; or

(11)                          except as otherwise permitted under Article 5, consent to the assignment or transfer by OI Group, the Company or any Guarantor of any of their rights or obligations under this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After any amendment under this Indenture becomes effective, the Company shall provide to the Holders a notice briefly describing any such amendment.  Any failure of the Company to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.  The Company shall provide supplemental indentures to Holders upon request.

Section 9.03. Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established pursuant to Section 2.12(a), any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the amendment or waiver becomes effective.  An amendment or waiver shall become effective on receipt by the Trustee of consents from the Holders of the requisite percentage principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes.

Section 9.04. Notation on or Exchange of Notes.

If an amendment or waiver changes the terms of a Note: (a) the Trustee may require the Holder of the Note to deliver it to the Trustee, the Trustee may, at the written direction of the Company and at the Company’s expense, place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or (b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.05. Trustee/Agents to Sign Amendments, Etc.

The Trustee shall receive an Opinion of Counsel stating that the execution of any amendment or waiver proposed pursuant to this Article is authorized or permitted by this Indenture.  Subject to the preceding sentence, the Trustee shall sign such amendment or waiver. The Trustee and any Agent may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s and/or any Agent’s own rights, duties, liabilities or immunities under this Indenture.

ARTICLE 10.

GUARANTEE

Section 10.01.                 Guarantee.

Subject to the provisions of this Article 10, the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to each Holder and to the Trustee and its successors and assigns (a) the due and punctual payment of Principal of, interest on and premium on, if any, with respect to the Notes whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee and any Agent) with respect to the Notes and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Notes (all the foregoing being hereinafter collectively called the “Obligations”).  The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment.  The Guarantors waive notice of any default under the Notes to which this Article 10 is applicable or the Obligations with respect thereto.  The obligations of the Guarantors under this Section 10.01 shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article 10), the Notes or any other agreement, unless such rescission, waiver, amendment, modification or supplement expressly affects the obligations of any Guarantor under this Section 10.01; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

The Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as set forth in this Indenture, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, except as set forth in this Indenture, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations with respect to the Notes, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

The Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation with respect to the Notes is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise, unless such Guarantee has been released in accordance with Section 10.10.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has or may have at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation with respect to the Notes when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation with respect to the Notes, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid Principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders of the Notes and the Trustee.

The Guarantors agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.01.

The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02.                 Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor are limited to the maximum amount as will result in the

Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 10.03.                 Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form included in Exhibit C shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee to which this Article 10 is applicable and that this Indenture shall be executed on behalf of such Guarantor by its or its sole member’s President, any Senior Vice President, General Counsel, any Vice President, Secretary or Assistant Secretary.  Further, the Company shall cause all future Guarantors to execute a supplemental indenture.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note to which this Article 10 is applicable a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note to which this Article 10 is applicable by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04.                 Successors and Assigns.

This Article 10 shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.                 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.                 Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 10.07.  The provisions of this Section 10.06 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.07.                 No Subrogation.

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.08.                 Additional Guarantors; Reinstatement of Guarantees.

OI Group shall cause each Domestic Subsidiary of OI Group or any of its Restricted Subsidiaries that guarantees Indebtedness under the Credit Agreement, including the reinstatement or renewal of a Guarantee of Indebtedness under the Credit Agreement previously released under the Credit Agreement, to execute and deliver a supplement to this Indenture providing that such Domestic Subsidiary will be a Guarantor hereunder and deliver an Opinion of Counsel and Officers’ Certificate to the Trustee within 10 Business Days of the date on which it executes a Guarantee under the Credit Agreement.  Domestic Subsidiaries that are Guarantors on the date any such supplement is executed by an additional Domestic Subsidiary shall not be required to become parties to such supplement and hereby agree to the execution and delivery by any additional Domestic Subsidiary of any such supplement.

Section 10.09.                 Modification.

No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; it being understood that the release of the Guarantees of Guarantors pursuant to Section 10.10 shall not be an amendment or waiver of any provision of this Article 10 and shall not require any action on the part of the Trustee.  No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.10.                 Release of Guarantor.

(a)                                 A Guarantor shall be automatically released without any action on the part of the Trustee or the Holders from its obligations under this Indenture and Guarantee:

(1)                                 upon any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) OI Group or a Restricted Subsidiary of OI Group; or

(2)                                 in connection with any sale, transfer or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) OI Group or a Restricted Subsidiary of OI Group.

The Trustee shall receive written notice of the release of any Guarantor if such release is effected and, at the direction of the Company, the Trustee shall execute an appropriate instrument evidencing such release.

(b)                                 Upon the release of a guarantee by a Domestic Subsidiary under the Credit Agreement, the Guarantee of such Domestic Subsidiary under this Indenture will be released and discharged at such time and, at the direction of the Company, the Trustee shall, subject to the terms of this Indenture, execute an appropriate instrument evidencing such release.

(c)                                  Upon the release and discharge from a Guarantor’s liability with respect to the Indebtedness giving rise to the requirement to provide a Guarantee pursuant to Section 4.11 of this Indenture, the Guarantee of such Guarantor under this Indenture will be released and discharged at such time; provided that such Guarantor does not then guarantee the Credit Agreement, and, at the direction of the Company, the Trustee shall execute an appropriate instrument evidencing such release.

(d)                                 If any such Domestic Subsidiary thereafter guarantees obligations under the Credit Agreement (or such released guarantee under the Credit Agreement is reinstated or renewed), then such Domestic Subsidiary will Guarantee the Notes in accordance with this Article 10.

ARTICLE 11.

MISCELLANEOUS

Section 11.01.                 [Intentionally Omitted].

Section 11.02.                 Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or Registrar to the others is duly given if in writing and delivered in person or sent by first-class mail, facsimile transmission or overnight air courier guaranteeing next-day delivery, addressed as follows:

If to the Company:

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551
Attention: Treasurer

Telephone: (567) 336-5000

Facsimile: (419) 247-7107

If to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services
EP-MN-WS3C
60 Livingston Avenue
St. Paul MN 55107-1419

Telephone: (651) 466-6299

Facsimile: (651) 466-7430

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

Except as otherwise provided in this Indenture, any notice or communication to a Holder shall be mailed by first-class mail or facsimile transmission or overnight courier to his address shown on the register kept by the Registrar. Failure to mail (or cause to be delivered) a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If the Company mails (or causes to be delivered) a notice or communication to Holders, it shall mail (or cause to be delivered) a copy to the Trustee at the same time.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 11.03.                 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.                 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or an Agent, as applicable, to take any action under this Indenture, the Company shall furnish to the Trustee or such Agent (it being understood that no Officers’ Certificate or Opinion of Counsel shall be required in connection with the issuance of any Notes as of the Issue Date), as applicable:

(a)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.                 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided for in Section 4.04) shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an officers’ certificate or certificates of public officials.

Section 11.06.                 Rules by Trustee and Agents.

The Trustee as to Notes may make reasonable rules for action by or at a meeting of Holders of Notes.  The Registrar and any Paying Agent or Authenticating Agent may make reasonable rules and set reasonable requirements for their functions.

Section 11.07.                 Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in New York City, New York or Toledo, Ohio, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.                 No Recourse Against Others.

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor, if any, under the Notes, this Indenture or the Guarantees of the Notes, if any, or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration of issuance of the Notes.

Section 11.09.                 Counterparts.

This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10.                 Governing Law.

This Indenture, the Notes and the Guarantees of the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 11.11.                 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.                 Effect of Headings, Table of Contents, Etc.

The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

Section 11.13.                 Successors and Assigns.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14.                 No Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and all as of the date first above written.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Senior Vice President, General Counsel
and Assistant Secretary

On behalf of each entity named on the attached Annex A, in the capacity set forth for such entity on such Annex A

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:

Vice President (with respect to Owens-Illinois Group, Inc.); Vice President and Secretary (with respect to OI Australia Inc., OI General FTS Inc., Owens-Brockway Packaging, Inc. and Owens-Illinois General Inc.)

[Indenture Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

[Indenture Signature Page]

ANNEX A

Name of Entity	Title of Officer Executing on Behalf of Such Entity
OI Australia Inc.	Vice President and Secretary
OI General FTS Inc.	Vice President and Secretary
Owens-Illinois Group, Inc.	Vice President
Owens-Brockway Packaging, Inc.	Vice President and Secretary
Owens-Illinois General Inc.	Vice President and Secretary

ANNEX A

ANNEX B

EXECUTION VERSION

Escrow Agreement

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of August 24, 2015, is made by and between Owens-Brockway Glass Container Inc., a Delaware corporation (the “Issuer”), and Deutsche Bank National Trust Company, as escrow agent (the “Escrow Agent”).

Recitals

WHEREAS, this Escrow Agreement is being entered into in connection with (i) the Purchase Agreement, dated as of August 11, 2015 (the “Purchase Agreement”), among the Issuer, Deutsche Bank Securities Inc., as representative (the “Representative”) of the initial purchasers named on Schedule I thereto (“the “Initial Purchasers”), and the other parties thereto and (ii) the Indenture governing the Issuer’s 5.875% Senior Notes due 2023 (the “2023 Notes”) and 6.375% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes”), dated as of the date hereof (the “Indenture”), among the Issuer, U.S. Bank National Association, as trustee (the “Trustee”), and the guarantors party thereto.  Capitalized terms that are used but not defined herein have the respective meanings specified in the Indenture;

WHEREAS, the net proceeds of the Notes sold will be used by the Issuer or the Issuer’s subsidiaries, together with additional borrowings (the “Incremental Term Loan Facilities”) under the amended and restated credit agreement and syndicated facility agreement, dated April 22, 2015, by and among Owens-Illinois Group, Inc., the Issuer, the other borrowers party thereto, Deutsche Bank AG New York Branch as Administrative Agent, Deutsche Bank AG New York Branch as Collateral Agent and the lenders party thereto (the “Credit Agreement”), and cash on hand, to fund the purchase price for the acquisition of the food and beverage glass containers business, as conducted in the United States, Mexico and Bolivia, of Vitro, S.A.B. de C.V. (“Vitro SAB”), Distribuidora Álcali, S.A. de C.V. (“Distribuidora Álcali”) and Vitro Packaging, LLC (“Vitro Packaging” and, together with Vitro SAB and Distribuidora Álcali, “Vitro Entities”) (the “Acquisition”);

WHEREAS, the Issuer will incur the borrowings under the Incremental Term Loan Facilities (the “Term Loan Borrowings”) substantially simultaneously with the consummation of the Acquisition; and

WHEREAS, in order to facilitate the closing of the sale of the Notes under the Purchase Agreement and the preservation of the proceeds thereof until such time as the Acquisition is consummated, the Issuer desires to place certain funds in escrow with the Escrow Agent, and the Escrow Agent is willing to accept, hold, invest and distribute such funds, subject to the terms and conditions of this Escrow Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth in this Escrow Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Issuer and the Escrow Agent agree as follows:

1.                                      Delivery, Acceptance and Investment of Escrowed Funds.

(a)                                 Concurrently with the closing of the sale of the Notes and the

ANNEX B

execution and delivery of this Escrow Agreement, the Issuer agrees that the Initial Purchasers will deposit or cause to be deposited with the Escrow Agent cash in an amount equal to $994,533,000, representing the gross proceeds for the Notes (the “Initial Deposit”), which includes the Initial Purchasers’ commission of $12,500,000, representing 1.25% of the aggregate principal amount of the Notes (the “Initial Purchasers’ Commission”).  The Initial Deposit shall be deposited into and held in a deposit account in the name of the Issuer and held with the Escrow Agent bearing the account number SB3976 (the “Escrow Account”), and shall be held separate and apart from other funds and accounts of the Issuer.

(b)                                 The Escrow Agent hereby agrees to act as the Escrow Agent, and hereby acknowledges receipt of the Initial Deposit, and the Issuer agrees that such funds and any proceeds thereof and interest and income resulting from the investment thereof in the Escrow Account shall be held for investment and disbursement in accordance with the provisions of this Escrow Agreement.  The Initial Deposit and any proceeds thereof and interest and income resulting from the investment thereof shall constitute the “Escrowed Funds.”  The Escrow Agent shall not invest the Escrowed Funds or any portion thereof unless and until directed to do so in writing by an authorized representative of the Issuer identified on Exhibit D; provided, however, that if and when so instructed by the Issuer, the Escrow Agent shall promptly invest the Escrowed Funds or any portion thereof only in Escrow Investments (as defined below), only as directed in writing by an authorized representative identified on Exhibit D from time to time by the Issuer and only from the Escrowed Funds.  Such written instructions, if any, shall specify the type and identity of the Escrow Investments to be purchased or sold and shall also include the name of the broker-dealer, if any, that the Issuer directs the Escrow Agent to use in respect of such investment, any particular settlement procedures required (which settlement procedures shall be consistent with industry standards and practices) and such other information as the Escrow Agent may require.  The Escrow Agent shall not be liable for failure to invest or reinvest funds upon receipt of a written direction from the Issuer to hold the Escrowed Funds in cash in accordance with this Escrow Agreement or if a release of the Escrowed Funds is reasonably anticipated to occur within ten (10) days of such time.  Unless the Escrow Agent is otherwise directed in such written instructions, the Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with the Escrow Agent or any of its affiliates.  The Escrow Agent shall have no power or duty to invest any moneys hereunder, except as expressly provided in this Escrow Agreement or, except as herein otherwise provided, to make substitutions of the Escrow Investments held hereunder or to redeem, sell, transfer or otherwise dispose of the Escrow Investments acquired hereunder.  The Issuer agrees that any investment in Escrow Investments identified by the Issuer shall be in an amount that will, without the reinvestment thereof or sale prior to maturity, provide cash that, together with other cash constituting the Escrowed Funds, will be at least equal to the amount of the Initial Deposit.  Any such Escrow Investments will constitute Escrowed Funds.  The Escrow Agent shall liquidate any such Escrow Investments solely upon the written direction of the Issuer, and the delivery of an Escrow Release Officer’s Certificate or a Redemption Certificate (each as defined herein) shall be deemed such a direction.

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“Escrow Investments” means all of the following securities (and described in any written instructions delivered to the Escrow Agent by the Issuer): (i) U.S. Government Obligations (as defined below), (ii) investments in deposit accounts, certificates of deposit and money market deposits entitled to U.S. Federal deposit insurance or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) that is organized under the laws of the United States of America or any State thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000, (iii) investments in commercial paper maturing no later than May 12, 2016 (the “Outside Date”), and having, at the date of acquisition, a credit rating no lower than A-1 from Standard & Poor’s Rating Service (“S&P”), P-1 from Moody’s Investors Service, Inc. (“Moody’s”) or F-1 from Fitch Ratings Ltd., (iv) repurchase obligations maturing no later than the Outside Date entered into with a nationally recognized broker-dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof, which repurchase obligations shall be entered into pursuant to written agreements and (v) money market mutual funds that invest in items (i) through (iv) above and may include certain municipal securities so long as such funds are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P, including such funds for which the Trustee or an affiliate provides investment advice or other services.

“U.S. Government Obligations” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

(c)                                  For income tax and withholding purposes, all income earned on investments in the Escrowed Funds shall be attributed to the Issuer.  The Escrow Agent shall have no responsibility for the tax consequences of this Escrow Agreement or the

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payment of any taxes.

(d)                                 The Issuer acknowledges that the regulations of the Office of the Comptroller of the Currency grant the Issuer the right to receive brokerage confirmations of security transactions as they occur.  The Issuer specifically waives such notification to the extent permitted by law and acknowledges that it will receive periodic cash transaction statements that will detail all investment transactions.

(e)                                  The Issuer hereby represents that it has not, and it hereby agrees that it will not, enter into any agreement or take any action which gives any person or any entity other than permitted by the Credit Agreement a lien or control over the Escrow Account.

2.                                      Release of Escrowed Funds

(a)                                 The Escrow Agent shall release the Escrowed Funds from the Escrow Account created hereby only in accordance with this Section 2.

(b)                                 If, at any time on or prior to the Outside Date, the Escrow Agent receives written notice from the Issuer that the Acquisition will be consummated (i) within three Business Days of the Escrow Release Date (as defined herein) and (ii) on or prior to the Outside Date, which notice shall be effected by delivery of an officer’s certificate from the Issuer substantially in the form of Exhibit A hereto executed by one or more of the authorized signatories identified on Exhibit D to this Agreement (the “Escrow Release Officer’s Certificate”) (the foregoing clauses (b)(i) and (ii) being the “Escrow Conditions,” and the date identified to the Escrow Agent in the Escrow Release Officer’s Certificate being the “Escrow Release Date,” which shall not be sooner than (A) with respect to Escrowed Funds held in cash (x) if the Escrow Release Officer’s Certificate is received by the Escrow Agent on or before 11:00 a.m. New York City time on a Business Day, the same day, and (y) if the Escrow Release Officer’s Certificate is received by the Escrow Agent after 11:00 a.m. New York City time on a Business Day, the following Business Day and (B) with respect to Escrowed Funds held as Escrowed Investments, (x) if the Escrow Release Officer’s Certificate is received by the Escrow Agent on or before 11:00 a.m. New York City time on a Business Day, the next Business Day, and (y) if the Escrow Release Officer’s Certificate is received by the Escrow Agent after 11:00 a.m. New York City time on a Business Day, the second Business Day thereafter), then the Escrow Agent shall liquidate all of the Escrow Investments and, pursuant to the Escrow Release Officer’s Certificate, release to the Issuer on the Escrow Release Date (or to any other party and in such amounts, in each case, as the Issuer shall indicate in the Escrow Release Officer’s Certificate) the total amount of the Escrowed Funds then held by it reduced by an amount equal to the Initial Purchasers’ Commission (such released funds after reduction of Initial Purchasers’ Commission, the “Remaining Escrowed Funds”).  Notwithstanding the foregoing, the Issuer may submit an Escrow Release Officer’s Certificate to the Escrow Agent after 11:00 a.m. local time in the City of New York on a Business Day (such day, the “Same Day Release Date”) specifying an escrow release date which is the Same Day Release Date, in which case the Escrow

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Agent will use commercially reasonable efforts to release the Escrowed Funds on such Same Day Release Date in the manner set forth in the Escrow Release Officer’s Certificate.  Notwithstanding the foregoing, the Issuer may revoke the instructions to the Escrow Agent provided in the Escrow Release Officer’s Certificate at any time prior to the actual release of the Escrowed Funds. Notwithstanding the release of the Remaining Escrowed Funds pursuant to this Section 2(b), an amount equal to the Initial Purchasers’ Commission shall remain Escrowed Funds and held in cash until such amount is released pursuant to Section 2(d) below.

(c)                                  In the event that (i) the consummation of the Acquisition does not take place on or prior to the Outside Date, (ii) at any time prior to the Outside Date, the Acquisition Agreement is terminated in accordance with its terms or (iii) at any time prior to the Outside Date, in the reasonable judgment of the Issuer, the Acquisition will not be consummated by the Outside Date and the Issuer, at its option, decides to redeem the Notes in full (any such event being a “Redemption Event”), within one Business Day thereafter, the Issuer shall deliver a written notice (which notice shall be effected by delivery of an officer’s certificate from the Issuer substantially in the form of Exhibit B hereto (the “Redemption Certificate”) executed by one or more of the authorized signatories identified on Exhibit D to this Agreement) to the Escrow Agent directing the Escrow Agent to liquidate not later than the last Business Day prior to the release of the Escrowed Funds to the Trustee as described in this Section 2(c) all of the then remaining Escrow Investments and irrevocably release all Escrowed Funds remaining at the time of such notice to the Trustee’s accounts identified on Exhibit E hereto on the date identified to the Escrow Agent in the Redemption Certificate (which date shall not be less than one Business Day prior to the date the Notes will be redeemed as a result of a Redemption Event). For the avoidance of doubt, no Initial Purchasers’ Commission shall be payable to the Representative if the release of the Escrowed Funds occurs in connection with a Redemption Event.

(d)                                 In the event that the Remaining Escrowed Funds shall have been released to the Issuer in accordance with Section 2(b), then on the date of the consummation of the Acquisition (the “Closing Date”) (the expected date of which shall be specified in the Escrow Release Officer’s’ Certificate (the “Expected Closing Date”); it being agreed and understood, for the avoidance of doubt, that notwithstanding any expected date set forth in the Escrow Release Officer’s’ Certificate, “Closing Date” shall mean the date on which the Acquisition is actually consummated), the Escrow Agent shall release to the Representative pursuant to the wire instructions detailed in Section 9(f) hereof, the Initial Purchasers’ Commission upon receipt by the Escrow Agent of confirmation (which may be made either (i) verbally on the closing call for the Acquisition (the Issuer hereby agrees to provide the Escrow Agent an invitation to join such call) or (ii) via email in accordance with Section 7) from the Issuer that the Acquisition has been consummated.

(e)                                  In the event that (i) the Remaining Escrowed Funds shall have been released to the Issuer in accordance with Section 2(b), (ii) the Closing Date does not occur on the Expected Closing Date and (iii) in the reasonable judgment of the Issuer, the

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Closing Date will not be consummated within 14 calendar days from the Expected Closing Date, then the Issuer shall be obligated to re-deposit the Remaining Escrowed Funds with the Escrow Agent. Following such re-deposit, the Remaining Escrowed Funds shall be Escrowed Funds and will continue to be subject to the terms of this Agreement.

(f)                                   This Escrow Agreement shall terminate upon the occurrence of either (i) the Closing Date or (ii) the events specified in Section 2(c); provided, however, that the obligations of the Issuer under Section 4 and Section 8 of this Escrow Agreement shall survive such termination.  Upon termination of this Escrow Agreement, any Escrowed Funds remaining in the custody of the Escrow Agent shall be delivered promptly to the Issuer in accordance with the Issuer’s written instructions.

3.                                      Reliance; Liability

The Escrow Agent may conclusively rely upon, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other communication furnished to it hereunder or pursuant hereto and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrowed Funds only pursuant to this Escrow Agreement and only in accordance with and pursuant to written instructions from the Issuer; provided, however, that in no event shall the Escrow Agent be liable for any lost profits, any loss resulting from any investment pursuant to this Escrow Agreement or from any written instructions from the Issuer, lost savings or other special, exemplary, consequential, punitive or incidental damages even if the Escrow Agent has been advised of the likelihood of such loss or damage; and provided, further, that the Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether declared or existing), revolution, insurrection, riot, civil commotion, terrorism, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any other party or any agent or correspondent or any other person selected by the Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency, operator or Federal Reserve bank wire; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.  The Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring, relating to or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Escrowed Funds.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto that, in its opinion or in the opinion of its counsel, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligations shall be to keep safely all property held under the terms of this Escrow Agreement until it shall be

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directed otherwise in writing by the Issuer in accordance with the terms of this Escrow Agreement or by a final order or judgment of a court of competent jurisdiction.  Notwithstanding the foregoing, nothing in this Section 3 shall relieve the Escrow Agent for any liability arising out of the gross negligence or willful misconduct of the Escrow Agent.

4.                                      Indemnity

The Issuer shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable and documented costs and expenses (including, without limitation, fees and expenses of one counsel to the Escrow Agent) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, arising out of or in connection with, this Escrow Agreement and carrying out its duties hereunder, including without limitation all reasonable and documented costs required to be associated with claims for damages to persons or property, and attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the gross negligence or willful misconduct of the Escrow Agent or any of its officers, directors, employees, representatives and agents.  The provisions of this Section 4 shall survive the termination of this Escrow Agreement or the earlier resignation or removal of the Escrow Agent.

5.                                      Modifications, Waivers and Amendments

The Escrow Agent shall not be bound by any modification, waiver, amendment, termination (except as provided in Section 2 hereof), cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by the parties hereto.  This Escrow Agreement may not be modified, waived, amended or terminated without the written consent of the Escrow Agent and the Issuer and, solely with respect to provisions directly relating to the Initial Purchasers’ Commission, the Representative (such consent not to be unreasonably withheld, delayed or conditioned and provided no consent is necessary for the Issuer to amend Exhibit D); provided that no provisions of this Escrow Agreement may be waived or modified in any manner materially adverse to the holders of the Notes without the written consent of the holders of a majority in principal amount of the Notes outstanding.

6.                                      Concerning the Escrow Agent

(a)                                 The Escrow Agent and the Issuer acknowledge and agree that the Escrowed Funds are property of the Issuer, and that the Escrow Agent is acting exclusively as the custodian of the Issuer, and not of any other party; provided, however, that the Representative is a third-party beneficiary of this Escrow Agreement with full rights of enforcement with respect to any of the provisions relating to the Representative hereunder, including those contained in Section 2(d), Section 5, this Section 6(a) and Section 9(f) hereof.

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The Escrow Agent shall have no duties, responsibilities or liability except as expressly set forth in this Escrow Agreement.  The Escrow Agent shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than as outlined in this Escrow Agreement.

(b)                                 The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or through its agents or attorneys.  The Escrow Agent may act in full and complete reliance upon any written instructions from the Issuer permitted to be given under the terms of this Escrow Agreement, and upon any signature believed to be genuine and may assume that any person purporting to give any notice or receipt of advice or making any statement in accordance with the provisions of this Escrow Agreement has been duly authorized to do so.  The Escrow Agent shall have the right, but not the obligation, to consult with counsel of the Escrow Agent’s choice and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of such counsel.  The Issuer shall pay any and all documented and reasonable compensation (fees, expenses and other costs) of such counsel.

(c)                                  Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

(d)                                 The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Issuer at the addresses set forth herein or at such other addresses as the Issuer shall provide, at least 30 days’ prior to the date specified for such resignation to take effect.  Upon the effective date of such resignation, at the written instruction of the Issuer, all cash and other payments and all other property then held with the Escrow Agent hereunder shall be delivered by it to a successor Escrow Agent appointed by the Issuer.  If no successor Escrow Agent is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

(e)                                  In the event that any Escrowed Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by any court order, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued (which the Escrow Agent is advised by legal counsel selected by it as binding upon it without the need for appeal or other action), and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to the Issuer or to any other person, firm or corporation, by reason of such compliance notwithstanding that such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(f)                                   In the event that the Escrow Agent should at any time be confronted with inconsistent claims or demands with respect to the Escrowed Funds, the

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Escrow Agent shall have the right, but not the duty, to interplead the Escrowed Funds and/or the parties making such requests or demands in any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to the Escrowed Funds.  In the event the Escrow Agent no longer holds any Escrowed Funds, it shall be released from any obligation or liability as a consequence of any such claims or demands.

(g)                                  All references in this Escrow Agreement to any other agreement are for the convenience of the Issuer, and the Escrow Agent has no duties or obligations with respect thereto in its capacity as Escrow Agent.

(h)                                 No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

(i)                                     The Escrow Agent shall have no obligation to determine whether any investment set forth in a written instruction from the Issuer is an Escrow Investment and shall be entitled to conclusively rely upon written direction from the Issuer.

7.                                      Notices

All notices required to be given hereunder shall be in writing in English and shall be deemed given when received at the following addresses (which, with respect to the Escrow Agent, shall include the email and CC email addresses listed below) until such time as the parties hereto designate a different or additional address or addresses:

If to the Issuer:

Owens-Brockway Glass Container, Inc.

c/o Owens-Illinois Group, Inc.

One O-I Plaza

One Michael Owens Way

Perrysburg, OH 43551

Facsimile: (419) 247-7107

Tel: (567) 336-5000

Attention: Treasurer

with a copy to:

Latham & Watkins LLP
555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004-1304

Facsimile: (202) 637-2201

Attention: Tracy K. Edmonson, Esq., and Scott C. Herlihy, Esq.

if to the Escrow Agent:

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Deutsche Bank National Trust Company,

a national banking association
1761 E. St. Andrew Place

Santa Ana, CA 92705
Attention: Doris Yang

Email: Doris.yang@db.com

CC Email: CA.Escrow@db.com

Tel: (714) 247-6427

8.                                      Compensation and Fees and Expenses of the Escrow Agent

The Issuer hereby agrees to pay the Escrow Agent for its services hereunder in accordance with Exhibit C, and to pay all expenses incurred by the Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable and documented attorneys’ fees and expenses, brokerage costs and other reasonable and documented related expenses incurred by the Escrow Agent in accordance with this Escrow Agreement.  The fees and expenses agreed upon for the services rendered hereunder are intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all reasonable and documented costs and expenses, including reasonable and documented attorneys’ fees and expenses, occasioned by any delay, controversy, litigation or event (and in the case of any extraordinary services, only to the extent such services have been agreed to in advance by an authorized signatory identified on Exhibit D to this Agreement by the Issuer), and the same shall be recoverable from the Issuer.  The obligations of the Issuer under this Section 8 shall survive the resignation of the Escrow Agent and the termination of this Escrow Agreement.

9.                                      Miscellaneous

(a)                                 This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.  This Escrow Agreement contains the entire understanding among the parties and supersedes any prior understanding and agreements among them, in each case respecting this subject matter.

(b)                                 This Escrow Agreement may be executed in any number of

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counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.  Delivery of an executed counterpart of a signature page to this Escrow Agreement by telecopier, facsimile or other electronic transmission (i.e. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

(c)                                  Unless the context otherwise requires, “or” is not exclusive.

(d)                                 This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to the principles of conflict of laws.

(e)                                  In the event that any provision of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or otherwise unenforceable for any reason, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

(f)                                   The Escrow Agent shall make all payments hereunder with respect to the Initial Purchasers’ Commission to the Representative as per the following wire payment instructions:

Amount: $12,500,000.00

Bank Name: The Bank of New York
ABA #: 021 000 018
Account Name: DBG
Account #: GLA 111569
Attn.: Syndicate Operations

Phone number: (212) 250-7772

Reference: OI Bond Fees

or as otherwise directed by the Representative.

(g)                                  The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they will provide to the Escrow Agent such information as it may request, from time to time, in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

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IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:	/s/ James W. Baehren
	Name:	James W. Baehren
	Title:	Senior Vice President, General
Counsel and Assistant Secretary

[Signature page to Escrow Agreement]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Escrow Agent

By:	/s/ Andrew Ball
	Name:	Andrew Ball
	Title:	Vice President

By:	/s/ Doris Yang
	Name:	Doris Yang
	Title:	Associate

[Signature page to Escrow Agreement]

EXHIBIT A-1
FORM OF CERTIFICATE OF TRANSFER (2023 NOTE)

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551

Attention:  Treasurer

Re:  5.875% Senior Notes due 2023

(CUSIP/ISIN           )

Reference is hereby made to the Indenture, dated as of August 24, 2015 (the “Indenture”), by and among Owens-Brockway Glass Container Inc., as issuer (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the 2023 Note[s] or interest in such 2023 Note[s] specified in Annex A hereto, in the principal amount of $       in such 2023 Note[s] or interests (the “Transfer”), to            (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐   Check if Transferee will take delivery of a beneficial interest in a 144A Global 2023 Security or a Definitive 2023 Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive 2023 Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive 2023 Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting, the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2023 Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global 2023 Security and/or the Definitive 2023 Security and in the Indenture and the Securities Act.

2.                                      ☐   Check if Transferee will take delivery of a beneficial interest in a Regulation S  Global 2023 Security or a Definitive 2023 Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to

A1-1

a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2023 Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global 2023 Security and/or the Definitive 2023 Security and in the Indenture and the Securities Act.

3.                                      ☐   Check and complete if Transferee will take delivery of a beneficial interest in the Global 2023 Security or a Definitive 2023 Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global 2023 Securities and Restricted Definitive 2023 Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global 2023 Security or an Unrestricted Definitive 2023 Security.

(a)                                 ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2023 Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend

A1-2

printed on the Restricted Global 2023 Securities, on Restricted Definitive 2023 Securities and in the Indenture.

(b)                                 ☐   Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2023 Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2023 Securities, on Restricted Definitive 2023 Securities and in the Indenture.

(c)                                  ☐   Check if Transfer is pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2023 Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2023 Securities or Restricted Definitive 2023 Securities and in the Indenture.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2023 Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that the Company or the Trustee may require, prior to registering any such transfer of the 2023 Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

A1-3

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global 2023 Security (CUSIP/ISIN     ), or

(ii)                                  ☐   Regulation S Global 2023 Security (CUSIP/ISIN     ), or

(b)                                 ☐   a Restricted Definitive 2023 Security.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global 2023 Security (CUSIP/ISIN         ), or

(ii)                                  ☐   Regulation S Global 2023 Security (CUSIP/ISIN         ), or

(iii)                               ☐   Unrestricted Global 2023 Security (CUSIP/ISIN        ), or

(b)                                 ☐   a Restricted Definitive 2023 Security; or

(c)                                  ☐   an Unrestricted Definitive 2023 Security,

in accordance with the terms of the Indenture.

A1-4

EXHIBIT A-2
FORM OF CERTIFICATE OF TRANSFER (2025 NOTE)

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551

Attention:  Treasurer

Re:  6.375% Senior Notes due 2025

(CUSIP/ISIN           )

Reference is hereby made to the Indenture, dated as of August 24, 2015 (the “Indenture”), by and among Owens-Brockway Glass Container Inc., as issuer (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the 2025 Note[s] or interest in such 2025 Note[s] specified in Annex A hereto, in the principal amount of $       in such 2025 Note[s] or interests (the “Transfer”), to            (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐   Check if Transferee will take delivery of a beneficial interest in a 144A Global 2025 Security or a Definitive 2025 Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive 2025 Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive 2025 Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting, the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2025 Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global 2025 Security and/or the Definitive 2025 Security and in the Indenture and the Securities Act.

2.                                      ☐   Check if Transferee will take delivery of a beneficial interest in a Regulation S Global 2025 Security or a Definitive 2025 Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to

A2-1

a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2025 Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global 2025 Security and/or the Definitive 2025 Security and in the Indenture and the Securities Act.

3.                                      ☐   Check and complete if Transferee will take delivery of a beneficial interest in the Global 2025 Security or a Definitive 2025 Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global 2025 Securities and Restricted Definitive 2025 Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global 2025 Security or an Unrestricted Definitive 2025 Security.

(a)                                 ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2025 Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend

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printed on the Restricted Global 2025 Securities, on Restricted Definitive 2025 Securities and in the Indenture.

(b)                                 ☐   Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2025 Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2025 Securities, on Restricted Definitive 2025 Securities and in the Indenture.

(c)                                  ☐   Check if Transfer is pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive 2025 Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global 2025 Securities or Restricted Definitive 2025 Securities and in the Indenture.

Unless one of the boxes is checked, the Trustee will refuse to register any of the 2025 Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that the Company or the Trustee may require, prior to registering any such transfer of the 2025 Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global 2025 Security (CUSIP/ISIN     ), or

(ii)                                  ☐   Regulation S Global 2025 Security (CUSIP/ISIN     ), or

(b)                                 ☐   a Restricted Definitive 2025 Security.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐   a beneficial interest in the:

(i)                                     ☐   144A Global 2025 Security (CUSIP/ISIN         ), or

(ii)                                  ☐   Regulation S Global 2025 Security (CUSIP/ISIN         ), or

(iii)                               ☐   Unrestricted Global 2025 Security (CUSIP/ISIN        ), or

(b)                                 ☐   a Restricted Definitive 2025 Security; or

(c)                                  ☐   an Unrestricted Definitive 2025 Security,

in accordance with the terms of the Indenture.

A2-4

EXHIBIT B-1

FORM OF CERTIFICATE OF EXCHANGE (2023 NOTE)

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551

Attention:  Treasurer

Re:  5.875% Senior Notes due 2023

(CUSIP/ISIN                         )

Reference is hereby made to the Indenture, dated as of August 24, 2015 (the “Indenture”), by and among Owens-Brockway Glass Container Inc., as issuer (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the 2023 Note[s] or interest in such 2023 Note[s] specified herein, in the principal amount of $           in such 2023 Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)           ☐   Check if Exchange is from beneficial interest in a Restricted Global 2023 Security to beneficial interest in an Unrestricted Global 2023 Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global 2023 Security for a beneficial interest in an Unrestricted Global 2023 Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global 2023 Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global 2023 Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐   Check If Exchange is from Restricted Definitive 2023 Security to beneficial interest in an Unrestricted Global 2023 Security.  In connection with the Owner’s Exchange of a Restricted Definitive 2023 Security for a beneficial interest in an Unrestricted Global 2023 Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive 2023 Securities and pursuant to and in accordance

B1-1

with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐   Check if Exchange is from Restricted Definitive 2023 Security to Unrestricted Definitive 2023 Security.  In connection with the Owner’s Exchange of a Restricted Definitive 2023 Security for an Unrestricted Definitive 2023 Security, the Owner hereby certifies (i) the Unrestricted Definitive 2023 Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive 2023 Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive 2023 Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)           ☐   Check if Exchange is from Restricted Definitive 2023 Security to beneficial interest in a Restricted Global 2023 Security.  In connection with the Exchange of the Owner’s Restricted Definitive 2023 Security for a beneficial interest in the [CHECK ONE]  ☐ 144A Global 2023 Security, ☐ Regulation S Global 2023 Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global 2023 Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global 2023 Security and in the Indenture and the Securities Act.

The Company or the Trustee may require, prior to registering any exchange of the 2023 Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

B1-2

[Insert Name of Owner]

By:
Name:
Title:

Dated:

B1-3

EXHIBIT B-2

FORM OF CERTIFICATE OF EXCHANGE (2025 NOTE)

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551

Attention:  Treasurer

Re:  6.375% Senior Notes due 2025

(CUSIP/ISIN                   )

Reference is hereby made to the Indenture, dated as of August 24, 2015 (the “Indenture”), by and among Owens-Brockway Glass Container Inc., as issuer (the “Company”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the 2025 Note[s] or interest in such 2025 Note[s] specified herein, in the principal amount of $           in such 2025 Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)           ☐   Check if Exchange is from beneficial interest in a Restricted Global 2025 Security to beneficial interest in an Unrestricted Global 2025 Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global 2025 Security for a beneficial interest in an Unrestricted Global 2025 Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global 2025 Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global 2025 Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐   Check If Exchange is from Restricted Definitive 2025 Security to beneficial interest in an Unrestricted Global 2025 Security.  In connection with the Owner’s Exchange of a Restricted Definitive 2025 Security for a beneficial interest in an Unrestricted Global 2025 Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive 2025 Securities and pursuant to and in accordance

B2-1

with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐   Check if Exchange is from Restricted Definitive 2025 Security to Unrestricted Definitive 2025 Security.  In connection with the Owner’s Exchange of a Restricted Definitive 2025 Security for an Unrestricted Definitive 2025 Security, the Owner hereby certifies (i) the Unrestricted Definitive 2025 Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive 2025 Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive 2025 Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)           ☐   Check if Exchange is from Restricted Definitive 2025 Security to beneficial interest in a Restricted Global 2025 Security.  In connection with the Exchange of the Owner’s Restricted Definitive 2025 Security for a beneficial interest in the [CHECK ONE]  ☐ 144A Global 2025 Security, ☐ Regulation S Global 2025 Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global 2025 Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global 2025 Security and in the Indenture and the Securities Act.

The Company or the Trustee may require, prior to registering any exchange of the 2025 Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such exchange is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

B2-2

[Insert Name of Owner]

By:
Name:
Title:

Dated:

B2-3

EXHIBIT C

FORM OF GUARANTEE

For value received, the undersigned (including any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 24, 2015, as such Indenture may be supplemented or amended (the “Indenture”) by and among Owens-Brockway Glass Container Inc. (the “Company”), the Guarantors listed on the signature pages thereto and U.S. Bank National Association, as Trustee (“Trustee”), (a) the due and punctual payment of the Principal of, interest on and premium on, if any, with respect to the [2023] [2025] Notes (as defined in the Indenture), whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee and any Agent) with respect to the [2023] [2025] Notes and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the [2023] [2025] Notes. The obligations of the undersigned to the Holders of such [2023] [2025] Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. The undersigned further agree that the obligations may be extended or renewed, in whole or in part, without notice or further assent from the undersigned, and that the undersigned will remain bound under Article 10 of the Indenture notwithstanding any extension or renewal of any obligation.

The terms of the Indenture, including, without limitation, Article 10 of the Indenture, are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[Name of Guarantor]

By:
Name:
Title:

C-1

EXHIBIT D-1

[FORM OF 2023 NOTE]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert, if applicable, the Regulation S Legend, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend]

D1-1

OWENS-BROCKWAY GLASS CONTAINER INC.

5.875% SENIOR NOTES DUE 2023

Number:	CUSIP No.	$

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of                                                                                                                                 DOLLARS ($         ) on August 15, 2023.

Interest Payment Dates:  February 15 and August 15, commencing [           ] [   ], 20[  ].

Record Dates:  February 1 and August 1.

Additional provisions of this 2023 Note are set forth below following the signature of the authorized officer of the Company.

D1-2

IN WITNESS WHEREOF, the Company has caused this 2023 Note to be signed manually or by facsimile by its duly authorized officer.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:
Name:
Title:

Dated:  [              ] [   ], 20[   ]

D1-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2023 Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

D1-4

OWENS-BROCKWAY GLASS CONTAINER INC.

5.875% SENIOR NOTES DUE 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2023 Note at the rate per annum shown above.  Interest on this 2023 Note shall accrue from the most recent interest payment date to which interest has been paid or provided for, as the case may be, or, if no interest has been paid, from and including [the date of issuance of Initial 2023 Notes or the last interest payment date prior to the issuance of any 2023 Additional Notes, as applicable]; interest on this 2023 Note shall be payable semi-annually on February 15 and August 15 of each year until maturity, or, if such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on [ ] [     ], 20[   ]; and interest on this 2023 Note shall be payable to holders of record on the February 1 and August 1 immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay defaulted interest on overdue interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.11 of the Indenture.

2.             Method of Payment

The Company will pay interest on this 2023 Note (except defaulted interest) to the Persons who are holders (“Holders”) of record in the note register of the Company (the “Register”) of this 2023 Note at the close of business on the February 1 and August 1 (each, a “Record Date”) next preceding the Interest Payment Date, in each case even if the 2023 Note is cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date.  The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If a Holder of 2023 Notes holds 2023 Notes as Definitive 2023 Securities and has given wire instructions to the Company, the Company will pay all Principal of and interest and premium, if any, on this 2023 Note in accordance with those instructions, and this 2023 Note may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be a Corporate Trust Office of the Trustee); provided that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Register; provided further that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest and premium, if any, on, all Global 2023 Notes and all other 2023 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

D1-5

3.             Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.             Indenture

The Company issued this 2023 Note under an Indenture dated as of August 24, 2015 among the Company, the Guarantors and the Trustee (the “Indenture”).  This 2023 Note is a series designated as the “5.875% Senior Notes due 2023” of the Company.  The Company may issue additional 2023 Notes of this series after this 2023 Note has been issued.  This 2023 Note and any additional 2023 Notes of this series subsequently issued under the Indenture shall be treated as part of the same series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.   The terms of this 2023 Note include those stated in the Indenture and those specifically made part of certain sections of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa77bbbb), as amended (the “TIA”). This 2023 Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Any conflict between the terms of this 2023 Note and the Indenture will be governed by the Indenture.

The Company also issued 2025 Notes (together with the 2023 Notes, the “Notes”) as part of the series designated as the “6.375% Senior Notes due 2025” under the Indenture.  Except as otherwise stated in the Indenture, the 2023 Notes and the 2025 Notes will be treated as a single class under the Indenture, including with respect to waivers and amendments and Holders of the 2023 Notes and the 2025 Notes will not have separate and independent rights to give notice of a Default under the Indenture or to direct the Trustee to exercise remedies in the event of such Default.

5.             Optional Redemption

At any time prior to May 12, 2016, if, in the Company’s reasonable judgment, the Vitro Acquisition will not be consummated by May 12, 2016, the Company will have the right to redeem the 2023 Notes, in whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice to Holders as provided under Section 3.03 and Section 3.09 of the Indenture, at a redemption price equal to 100% of the principal amount of the 2023 Notes, plus accrued and unpaid interest from the Issue Date to, but not including, such redemption date.

At any time prior to August 15, 2023, the Company may redeem all or a part of the 2023 Notes upon not less than 10 nor more than 60 days’ prior notice to Holders as provided under Section 3.02 and Section 3.03 of the Indenture at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the 2023 Notes on the relevant interest payment date).

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“Applicable Premium” means, with respect to any 2023 Note on any redemption date, an amount equal to the greater of:

(1)         1.0% of the principal amount of such 2023 Note; and

(2)         the excess, if any, of:

(a)         the present value at such redemption date of the sum of (1) 100% of the principal amount that would be payable on such 2023 Note at August 15, 2023 plus (2) all required interest payments due on such 2023 Note through August 15, 2023 (excluding accrued but unpaid interest to the redemption date) discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from August 15, 2023 to the redemption date at a per annum interest rate equal to the Treasury Rate (determined on the second Business Day immediately preceding the redemption date) plus 50 basis points; over

(b)         the outstanding principal amount of such 2023 Note.

“Treasury Rate” means, as of any redemption date with respect to any 2023 Note, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2023; provided, however, that if the period from the redemption date to August 15, 2023 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the redemption date to August 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

For the avoidance of doubt, calculation of the Applicable Premium shall not be a duty or obligation of the Trustee.

Any redemption and notice pursuant to Section 3.07 of the Indenture may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.

6.             Mandatory Redemption

Except as set forth under Section 3.09 of the Indenture and Section 7 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this 2023 Note.

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7.             Special Mandatory Redemption

In the event that (1) the Vitro Closing Date does not take place on or prior to May 12, 2016 or (2) at any time prior to May 12, 2016, the Stock Purchase Agreement is terminated in accordance with its terms (any such event being a “Mandatory Redemption Event”), the Company will redeem all of the 2023 Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount of the 2023 Notes plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date (as defined below). Notice of the occurrence of a Mandatory Redemption Event will be delivered by the Company (a “Special Redemption Notice”) within one Business Day and not later than 11:00 A.M. New York City time on such Business Day (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the next sentence) following the occurrence of a Mandatory Redemption Event to the Trustee and the Escrow Agent. Concurrently with the delivery of the Special Redemption Notice, the Company will instruct the Trustee to, at the Company’s expense, deliver on the date the Special Redemption Notice is delivered, to each Holder’s registered address or, for 2023 Notes which are represented by Global Securities held by the Depositary, in accordance with the procedures of the Depositary, a notice that a Special Mandatory Redemption will occur (such notice to contain the applicable information set forth in Section 3.03 of the Indenture). On the date that is three Business Days after delivery by the Trustee of such notice of a Special Mandatory Redemption to Holders, the Company will consummate the Special Mandatory Redemption (the date of such redemption, the “Special Mandatory Redemption Date”).

8.             Repurchase at the Option of Holder

If a Change of Control occurs, unless the Company has exercised its right to redeem the 2023 Notes pursuant to the terms of the Indenture, each Holder of this 2023 Note will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s 2023 Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture.

9.             Notice of Redemption

Except with respect to a Special Mandatory Redemption, notice of redemption shall be provided at least 10 days but not more than 60 days before the redemption date to each Holder of this 2023 Note to be redeemed. Denominations of this 2023 Note larger than $2,000 (in integral multiples of $1,000 in excess thereof) may be redeemed in part, except that if all of the 2023 Notes of a Holder are to be redeemed, the entire outstanding amount of such 2023 Notes held by such Holder shall be redeemed.  If this 2023 Note is to be redeemed in part only, the notice of redemption that relates to that portion to be redeemed shall state the portion of the principal amount thereof to be redeemed. A new 2023 Note in principal amount equal to the unredeemed portion of the original 2023 Note shall be issued in the name of the Holder thereof upon cancellation of the original 2023 Note. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest ceases to accrue on the 2023 Note or portions thereof called for redemption.

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10.          Denominations; Transfer; Exchange

The 2023 Note is in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange the 2023 Note in accordance with the Indenture.  No service charge will be made for any registration of transfer or exchange of 2023 Notes, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

11.          Persons Deemed Owners

The registered Holder of this 2023 Note may be treated as the owner of it for all purposes.

12.          Repayment to Company

The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.          Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under this 2023 Note and the Indenture if the Company deposits with the Trustee (or such other entity designated by it for this purpose) money and/or Government Securities for the payment of Principal and interest on this 2023 Note to Maturity as provided in the Indenture.

14.          Defaults and Remedies

Under the Indenture, Events of Default include: (1) the Company defaults in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) the Company defaults in the payment of the Principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Section 4.08 of the Indenture; (4) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under the Indenture to comply with any of the other agreements (other than those specified in clause (3) above) in the Indenture, the Notes and the Guarantees of the Notes (with respect to any Guarantor); (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such

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default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity; and (i) in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $75.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more and (ii) OI Group has received notice specifying the default from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under the Indenture and does not cure the default within 30 days; (6) any final judgment or order for payment of money in excess of $75.0 million in any individual case and $150.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days after its entry; (7) except as permitted by the Indenture, any Guarantee of the Notes by OI Group or any Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or OI Group or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; (8) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; and (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case; (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity’s property; or (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group, and, with respect to (a), (b) and (c), the order or decree remains unstayed and in effect for 60 days.

If an Event of Default other than an Event of Default specified in clauses (8) and (9) of the preceding paragraph occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice in writing to the Company and the Trustee, in the case of notice by the Holders, specifying the respective Event of Default and that it is a “notice of acceleration” as provided in the Indenture, may declare the unpaid Principal of and any accrued and unpaid interest on all the Notes to be due and payable immediately.  Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately.  If an Event of Default specified in clause (8) or (9) of the preceding paragraph occurs, all outstanding Notes shall become and be due immediately without any declaration, act or notice or other act on the part of the Trustee or any Holders.  At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of Principal (or such lesser amount) or interest that has become due solely because of the acceleration.

Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or

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powers under the Indenture at the request of any Holder of this Note, unless such Holder shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to this Note.

15.          Supplements, Amendments and Waivers

Subject to certain exceptions, the Indenture, the Notes, the Guarantees of the Notes and the Escrow Agreement (as described in the Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Guarantees of the Notes or the Escrow Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that if any amendment, supplement, waiver or other modification will only affect the 2023 Notes or the 2025 Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2023 Notes or the 2025 Notes (and not the consent of at least a majority of all Notes then outstanding) as the case may be, shall be required.  The Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees of the Notes without notice to or the consent of any holder of Notes in certain circumstances described in the Indenture.

16.          Trustee Dealings with the Company

The Trustee, in its individual or any other capacity, may become the owner or pledgee of 2023 Notes and may otherwise deal with the Company or its Affiliates, with the same rights as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

17.          No Recourse Against Others

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor under the 2023 Notes, the Indenture or the Guarantees of the 2023 Notes, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2023 Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2023 Notes.

18.          Guarantees

This 2023 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the

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respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.          Governing Law

THIS 2023 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20.          Authentication

This 2023 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs or signs by facsimile the certificate of authentication hereon.

21.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2023 Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the 2023 Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the form of 2023 Note.  Such requests may be addressed to:

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551
Attention: Investor Relations

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ASSIGNMENT FORM

To assign this 2023 Note, fill in the form below:

I or we assign and transfer this 2023 Note to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No.]

and irrevocably appoint

[Print or type agent’s name]

agent to transfer this 2023 Note on the books of the Company.  The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2023 Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:  ☐

If you want to elect to have only part of the 2023 Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*  This should be included only if the Note is issued in global form.

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EXHIBIT D-2

[FORM OF 2025 NOTE]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert, if applicable, the Regulation S Legend, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend]

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OWENS-BROCKWAY GLASS CONTAINER INC.

6.375% SENIOR NOTES DUE 2025

Number:	CUSIP No.	$

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal sum of                                                                     DOLLARS ($         ) on August 15, 2025.

Interest Payment Dates:  February 15 and August 15, commencing [    ] [    ], 20[    ].

Record Dates:  February 1 and August 1.

Additional provisions of this 2025 Note are set forth below following the signature of the authorized officer of the Company.

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IN WITNESS WHEREOF, the Company has caused this 2025 Note to be signed manually or by facsimile by its duly authorized officer.

OWENS-BROCKWAY GLASS CONTAINER INC.

By:
Name:
Title:

Dated:  [              ] [   ], 20[   ]

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2025 Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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OWENS-BROCKWAY GLASS CONTAINER INC.

6.375% SENIOR NOTES DUE 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest

OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2025 Note at the rate per annum shown above.  Interest on this 2025 Note shall accrue from the most recent interest payment date to which interest has been paid or provided for, as the case may be, or, if no interest has been paid, from and including [the date of issuance of Initial 2025 Notes or the last interest payment date prior to the issuance of any 2025 Additional Notes, as applicable]; interest on this 2025 Note shall be payable semi-annually on February 15 and August 15 of each year until maturity, or, if such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on [           ] [       ], 20[   ]; and interest on this 2025 Note shall be payable to holders of record on the February 1 and August 1 immediately preceding the applicable Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay defaulted interest on overdue interest, plus (to the extent lawful) any interest payable on the defaulted interest, as provided in Section 2.11 of the Indenture.

2.             Method of Payment

The Company will pay interest on this 2025 Note (except defaulted interest) to the Persons who are holders (“Holders”) of record in the note register of the Company (the “Register”) of this 2025 Note at the close of business on the February 1 and August 1 (each, a “Record Date”) next preceding the Interest Payment Date, in each case even if the 2025 Note is cancelled solely by virtue of registration of transfer or registration of exchange after such Record Date.  The Company will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  If a Holder of 2025 Notes holds 2025 Notes as Definitive 2025 Securities and has given wire instructions to the Company, the Company will pay all Principal of and interest and premium, if any, on this 2025 Note in accordance with those instructions, and this 2025 Note may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be a Corporate Trust Office of the Trustee); provided that, at the option of the Company, payment of interest may be made by check mailed to the address of each Holder as such address appears in the Register; provided further that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest and premium, if any, on, all Global 2025 Notes and all other 2025 Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

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3.             Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder.  The Company or any of its Restricted Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.             Indenture

The Company issued this 2025 Note under an Indenture dated as of August 24, 2015 among the Company, the Guarantors and the Trustee (the “Indenture”).  This 2025 Note is a series designated as the “6.375% Senior Notes due 2025” of the Company.  The Company may issue additional 2025 Notes of this series after this 2025 Note has been issued.  This 2025 Note and any additional 2025 Notes of this series subsequently issued under the Indenture shall be treated as part of the same series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The terms of this 2025 Note include those stated in the Indenture and those specifically made part of certain sections of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa77bbbb), as amended (the “TIA”).  This 2025 Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  Any conflict between the terms of this 2025 Note and the Indenture will be governed by the Indenture.

The Company also issued 2023 Notes (together with the 2025 Notes, the “Notes”) as part of the series designated as the “5.875% Senior Notes due 2023” under the Indenture.  Except as otherwise stated in the Indenture, the 2023 Notes and the 2025 Notes will be treated as a single class under the Indenture, including with respect to waivers and amendments and Holders of the 2023 Notes and the 2025 Notes will not have separate and independent rights to give notice of a Default under the Indenture or to direct the Trustee to exercise remedies in the event of such Default.

5.             Optional Redemption

At any time prior to May 12, 2016, if, in the Company’s reasonable judgment, the Vitro Acquisition will not be consummated by May 12, 2016, the Company will have the right to redeem the 2025 Notes, in whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice to Holders as provided under Section 3.03 and Section 3.09 of the Indenture, at a redemption price equal to 100% of the principal amount of the 2025 Notes, plus accrued and unpaid interest from the Issue Date to, but not including, such redemption date.

At any time prior to August 15, 2025, the Company may redeem all or a part of the 2025 Notes upon not less than 10 nor more than 60 days’ prior notice to Holders as provided under Section 3.02 and Section 3.03 of the Indenture at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the 2025 Notes on the relevant interest payment date).

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“Applicable Premium” means, with respect to any 2025 Note on any redemption date, an amount equal to the greater of:

(1)         1.0% of the principal amount of such 2025 Note; and

(2)         the excess, if any, of:

(a)         the present value at such redemption date of the sum of (1) 100% of the principal amount that would be payable on such 2025 Note at August 15, 2025 plus (2) all required interest payments due on such 2025 Note through August 15, 2025  (excluding accrued but unpaid interest to the redemption date) discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from August 15, 2025 to the redemption date at a per annum interest rate equal to the Treasury Rate (determined on the second Business Day immediately preceding the redemption date) plus 50 basis points; over

(b)         the outstanding principal amount of such 2025 Note.

“Treasury Rate” means, as of any redemption date with respect to any 2025 Note, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2025; provided, however, that if the period from the redemption date to August 15, 2025 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the redemption date to August 15, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

For the avoidance of doubt, calculation of the Applicable Premium shall not be a duty or obligation of the Trustee.

Any redemption and notice pursuant to Section 3.07 of the Indenture may, in the Company’s discretion, be subject to satisfaction of one or more conditions precedent.

6.             Mandatory Redemption

Except as set forth under Section 3.09 of the Indenture and Section 7 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this 2025 Note.

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7.             Special Mandatory Redemption

In the event that (1) the Vitro Closing Date does not take place on or prior to May 12, 2016 or (2) at any time prior to May 12, 2016, the Stock Purchase Agreement is terminated in accordance with its terms (any such event being a “Mandatory Redemption Event”), the Company will redeem all of the 2025 Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the principal amount of the 2025 Notes plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date (as defined below). Notice of the occurrence of a Mandatory Redemption Event will be delivered by the Company (a “Special Redemption Notice”) within one Business Day and not later than 11:00 A.M. New York City time on such Business Day (or such other time of day acceptable to the Trustee which will permit it to give the notice referred to in the next sentence) following the occurrence of a Mandatory Redemption Event to the Trustee and the Escrow Agent. Concurrently with the delivery of the Special Redemption Notice, the Company will instruct the Trustee to, at the Company’s expense, deliver on the date the Special Redemption Notice is delivered, to each Holder’s registered address or, for 2025 Notes which are represented by Global Securities held by the Depositary, in accordance with the procedures of the Depositary, a notice that a Special Mandatory Redemption will occur (such notice to contain the applicable information set forth in Section 3.03 of the Indenture). On the date that is three Business Days after delivery by the Trustee of such notice of a Special Mandatory Redemption to Holders, the Company will consummate the Special Mandatory Redemption (the date of such redemption, the “Special Mandatory Redemption Date”).

8.             Repurchase at the Option of Holder

If a Change of Control occurs, unless the Company has exercised its right to redeem the 2025 Notes pursuant to the terms of the Indenture, each Holder of this 2025 Note will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s 2025 Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture.

9.             Notice of Redemption

Except with respect to a Special Mandatory Redemption, notice of redemption shall be provided at least 10 days but not more than 60 days before the redemption date to each Holder of this 2025 Note to be redeemed. Denominations of this 2025 Note larger than $2,000 (in integral multiples of $1,000 in excess thereof) may be redeemed in part, except that if all of the 2025 Notes of a Holder are to be redeemed, the entire outstanding amount of such 2025 Notes held by such Holder shall be redeemed.  If this 2025 Note is to be redeemed in part only, the notice of redemption that relates to that portion to be redeemed shall state the portion of the principal amount thereof to be redeemed. A new 2025 Note in principal amount equal to the unredeemed portion of the original 2025 Note shall be issued in the name of the Holder thereof upon cancellation of the original 2025 Note. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest ceases to accrue on the 2025 Note or portions thereof called for redemption.

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10.          Denominations; Transfer; Exchange

The 2025 Note is in registered form, without coupons, in denominations of $2,000 of principal amount and integral multiples of $1,000 in excess thereof.  A Holder may transfer or exchange the 2025 Note in accordance with the Indenture.  No service charge will be made for any registration of transfer or exchange of 2025 Notes, but the Company may require the payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith, subject to and as permitted by the Indenture.

11.          Persons Deemed Owners

The registered Holder of this 2025 Note may be treated as the owner of it for all purposes.

12.          Repayment to Company

The Trustee and the Paying Agent shall pay to the Company upon the Company’s request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.          Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some or all of its obligations under this 2025 Note and the Indenture if the Company deposits with the Trustee (or such other entity designated by it for this purpose) money and/or Government Securities for the payment of Principal and interest on this 2025 Note to Maturity as provided in the Indenture.

14.          Defaults and Remedies

Under the Indenture, Events of Default include: (1) the Company defaults in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) the Company defaults in the payment of the Principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by OI Group or any of its Restricted Subsidiaries to comply with the provisions of Section 4.08 of the Indenture; (4) failure by OI Group or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under the Indenture to comply with any of the other agreements (other than those specified in clause (3) above) in the Indenture, the Notes and the Guarantees of the Notes (with respect to any Guarantor); (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OI Group or any Restricted Subsidiary (or the payment of which is guaranteed by OI Group or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such

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default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity; and (i) in any individual case, the principal amount of any such Indebtedness is equal to or in excess of $75.0 million, or such Indebtedness together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $150.0 million or more and (ii) OI Group has received notice specifying the default from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding under the Indenture and does not cure the default within 30 days; (6) any final judgment or order for payment of money in excess of $75.0 million in any individual case and $150.0 million in the aggregate at any time shall be rendered against OI Group or any of its Restricted Subsidiaries and such judgment shall not have been paid, discharged or stayed for a period of 60 days after its entry; (7) except as permitted by the Indenture, any Guarantee of the Notes by OI Group or any Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or OI Group or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; (8) the Company, OI Group or any Significant Subsidiary of OI Group pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability generally to pay its debts as the same become due; and (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, OI Group or any Significant Subsidiary of OI Group in an involuntary case; (b) appoints a Custodian of the Company, OI Group or any Significant Subsidiary of OI Group or for all or substantially all of such entity’s property; or (c) orders the liquidation of the Company, OI Group or any Significant Subsidiary of OI Group, and, with respect to (a), (b) and (c), the order or decree remains unstayed and in effect for 60 days.

If an Event of Default other than an Event of Default specified in clauses (8) and (9) of the preceding paragraph occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice in writing to the Company and the Trustee, in the case of notice by the Holders, specifying the respective Event of Default and that it is a “notice of acceleration” as provided in the Indenture, may declare the unpaid Principal of and any accrued and unpaid interest on all the Notes to be due and payable immediately.  Upon such declaration the Principal (or such lesser amount) and interest shall be due and payable immediately.  If an Event of Default specified in clause (8) or (9) of the preceding paragraph occurs, all outstanding Notes shall become and be due immediately without any declaration, act or notice or other act on the part of the Trustee or any Holders.  At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, under certain circumstances, rescind such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of Principal (or such lesser amount) or interest that has become due solely because of the acceleration.

Subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or

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powers under the Indenture at the request of any Holder of this Note, unless such Holder shall have offered and, if requested, provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.  Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, with respect to this Note.

15.          Supplements, Amendments and Waivers

Subject to certain exceptions, the Indenture, the Notes, the Guarantees of the Notes and the Escrow Agreement (as described in the Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes, the Guarantees of the Notes or the Escrow Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that if any amendment, supplement, waiver or other modification will only affect the 2023 Notes or the 2025 Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding 2023 Notes or the 2025 Notes (and not the consent of at least a majority of all Notes then outstanding) as the case may be, shall be required.  The Company and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees of the Notes without notice to or the consent of any holder of Notes in certain circumstances described in the Indenture.

16.          Trustee Dealings with the Company

The Trustee, in its individual or any other capacity, may become the owner or pledgee of 2025 Notes and may otherwise deal with the Company or its Affiliates, with the same rights as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

17.          No Recourse Against Others

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor, if any, or any successor corporation shall not have any liability for any obligations of the Company or any Guarantor under the 2025 Notes, the Indenture or the Guarantees of the 2025 Notes, if any, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 2025 Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the 2025 Notes.

18.          Guarantees

This 2025 Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the

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respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.          Governing Law

THIS 2025 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20.          Authentication

This 2025 Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs or signs by facsimile the certificate of authentication hereon.

21.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.          CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2025 Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the 2025 Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and the form of 2025 Note.  Such requests may be addressed to:

Owens-Brockway Glass Container, Inc.
c/o Owens-Illinois Group, Inc.
One O-I Plaza
One Michael Owens Way
Perrysburg, OH 43551
Attention: Investor Relations

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ASSIGNMENT FORM

To assign this 2025 Note, fill in the form below:

I or we assign and transfer this 2025 Note to:

[Print or type assignee’s name, address and zip code]

[Insert assignee’s soc. sec. or tax I.D. No.]

and irrevocably appoint

[Print or type agent’s name]

agent to transfer this 2025 Note on the books of the Company.  The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2025 Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box:  ☐

If you want to elect to have only part of the 2025 Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:  $

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SIGNATURE GUARANTEE

Participant in a Recognized Signature
Guarantee Medallion Program

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*  This should be included only if the Note is issued in global form

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [          ] [  ], 20[  ], among [                  ] (the “Guaranteeing Subsidiary”), a subsidiary of Owens-Brockway Glass Container Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 24, 2015, providing for the issuance by the Company of (i) an unlimited aggregate principal amount of 5.875% Senior Notes due 2023 (the “2023 Notes”) and (ii) an unlimited aggregate principal amount of 6.375% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.             Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

4.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.             Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental

Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. Bank National Association, a national banking association, as Trustee

By:
Name:
Title: